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                                                                EXHIBIT 10.24




                                 DEED OF LEASE

                                    BETWEEN

                    WEST*PARK ASSOCIATES LIMITED PARTNERSHIP

                                   (Landlord)

                                      AND

                                  LCC, L.L.C.

                                    (Tenant)


                               LANCASTER BUILDING
                             7927 Jones Branch Road
                               McLean, VA  22102
                            Fairfax County, Virginia

                               Dated May 17, 1996



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                                LEASE AGREEMENT

     THIS DEED OF LEASE ("Lease") is made and entered into this 17th day of May, 1996 (the "Effective Date"), by and between WEST*PARK ASSOCIATES LIMITED PARTNERSHIP, a Virginia limited partnership ("Landlord") and LCC, L.L.C., a Delaware limited liability company ("Tenant"), upon and in consideration of the terms, covenants and conditions contained in this Lease (including all Exhibits, Addenda and Riders hereto), to each and all of which Landlord and Tenant hereby agree, the sum of Ten Dollars ($10.00) and other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged.

                                  WITNESSETH:

                                   ARTICLE I

                    BASIC LEASE INFORMATION AND DEFINITIONS

     Section 1.01. Each reference in this Lease to information and definitions contained in this Section 1.01 shall have the respective meaning set forth in this Section 1.01.

     A. Premises: Approximately 10,245 rentable square feet of office space on the lower level of the Building (described in Section 1.01.D, below), as outlined on the floor plan attached hereto as Exhibit A.

     B. Land: That certain parcel of real property situate, lying and being in the County of Fairfax, Virginia, as the same is shown on Exhibit B attached hereto.

     C. Project: The Land, Building and all other improvements or other structures located or constructed, or to be located or constructed, on the Land.

     D. Building: The building located on the Land, and commonly known as the Lancaster Building, having a street address of 7927 Jones Branch Drive, McLean, VA 22102.

     E. Common Areas: Those certain areas and facilities of the Project provided by Landlord for the use of tenants of the Project and their employees, clients, customers, licensees and invitees, or for use by the public, including without limitation all lobbies, entrances, exits, passenger and freight elevators, loading docks, roadways, driveways, stairways, lavatories, sidewalks, exterior ramps and parking facilities.

     F. Commencement Date: That certain date on which the Term shall commence and the Base Rent and other rents and charges payable hereunder shall

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first come due, as such date is determined pursuant to the provisions of
Article V hereof.  The Commencement Date is anticipated to be July 1, 1997.

     G. Expiration Date: June 30, 2002.

     H. Term: That certain period of approximately five (5) years, beginning on the Commencement Date and ending on the Expiration Date, unless earlier terminated as provided herein.

     I. Net Rentable Area of the Premises: Ten thousand two hundred forty-five (10,245) rentable square feet, as stipulated by the parties hereto.

     J. Net Rentable Area of the Building: One hundred twenty- one thousand nine hundred sixty-six (121,966) rentable square feet.

     K. Tenant's Pro Rata Share:  Eight and Forty One-Hundredths percent
(8.40%).

     L. Rent:  Base Rent and Additional Rent.

     M. Base Rent: The initial Base Rent shall be $153,675.00 per annum ($12,806.25 per month; $15.00 per square foot of Net Rentable Area of the Premises).

     N. Brokers:  Carey Winston Company and Cushman & Wakefield of Virginia.

     O. Landlord's Address for Notice:

        WEST*PARK ASSOCIATES LIMITED PARTNERSHIP
        c/o G.T. Halpin
        1600 Anderson Road
        McLean, VA 22102

        with a copy to:

        WEST*GROUP, Inc.
        ATTN:  General Counsel
        1600 Anderson Road
        McLean, VA 22102

     P. Landlord's Address for Payment:

        WEST*PARK ASSOCIATES LIMITED PARTNERSHIP
        c/o WEST*GROUP Accounting
        1600 Anderson Road


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        McLean, VA 22102

     Q. Tenant's Address for Notice:

        Prior to Commencement Date:

        2300 Clarendon Boulevard, Suite 800
        Arlington, Virginia 22201
        Attention:  Facilities Manager (with a copy to the General Counsel)

        After Commencement Date:

        7925 Jones Branch Drive
        McLean, Virginia 22102
        Attention:  Facilities Manager (with a copy to the General Counsel)

     R. Security Deposit: $12,806.25, to be held by Landlord in accordance with the provisions of Article VII hereof.

     S. Permitted Uses: General office purposes, light manufacturing and assembly, laboratory uses, research and development, shipping and receiving, cell site development, software development and such uses as are ancillary or related to Tenant's business operation as a telecommunication company and which comply with the applicable zoning requirements of Fairfax County.

                                   ARTICLE II

                          PREMISES AND QUIET ENJOYMENT

     Section 2.01. Premises. Landlord hereby leases and demises to Tenant, and Tenant hereby leases and rents from Landlord, the Premises for the Term, together with the right to use in common with others the Common Areas, subject to all of the terms, covenants, and conditions contained herein. The exterior walls, floor and ceiling and the area above and beneath the Premises are not demised hereunder, and the use thereof, together with the right to install, maintain, use, repair and replace pipes, ducts, conduits, wires, tunnels, sewers and structural elements leading through the Premises in locations which will not materially interfere with Tenant's use thereof and serving other parts of the Project, are hereby reserved to Landlord; provided, however, that Landlord may not materially, adversely interfere with Tenant's use and occupancy of the Premises and its equipment therein.

     Section 2.02. Quiet Environment. Tenant shall peaceably and quietly have, hold and enjoy the Premises during the Term without hindrance, disturbance or molestation from or by Landlord, subject, however, to (i) any and all deeds of trust or mortgages to which this Lease is now or shall hereafter be subordinate, (ii)

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restrictive covenants, easements and other encumbrances now or hereafter affecting the Project, (iii) governmental ordinances now or hereafter affecting the Project, and (iv) Landlord's remedies upon the occurrence of a Default (hereinafter defined) hereunder.

     Section 2.03. The Project. Landlord represents and warrants to Tenant that (a) Landlord owns fee simple title to the Project, free and clear of any liens, encumbrances, restrictive covenants, and easements which would materially, adversely affect Tenant's ability to use the Premises for the purposes described in this Lease; (b) the Land is zoned C-3; (c) Landlord is a limited partnership duly organized under the laws of the Commonwealth of Virginia (the "Commonwealth") and in good standing in the Commonwealth, and has full right, power and authority to execute, deliver and perform this Lease; (d) the person executing this Lease on behalf of Landlord is authorized to do so by any and all necessary actions by the limited partnership; and (e) as of the date hereof, no litigation has been initiated or, to Landlord's actual knowledge, threatened against Landlord or against the Project which, if adversely determined, would-impair Landlord's ability to execute, deliver or perform this Lease. Landlord further represents and warrants to Tenant that, as of the Commencement Date and throughout the Term: (i) the Building (including the Common Areas and all base Building systems) shall be in good working condition, in a good state of repair and suitable for the uses permitted by Tenant hereunder, and (ii) the Building shall comply with all Legal Requirements (hereinafter defined).

                                  ARTICLE III

                                    PARKING

     Section 3.01.  Parking.

     A. Throughout the Term, Landlord shall allocate to Tenant, for use by Tenant and its employees, invitees and guests, Tenant's Pro Rata Share of parking spaces located in the parking areas of the Project. Tenant shall have the right to use the parking areas of the Project in common with the other tenants of the Building, on an unassigned and unreserved basis, at no cost to Tenant. Tenant and its employees shall have access to the parking lot twenty-four (24) hours per day, each day of the year. Landlord reserves the right to promulgate reasonable rules and regulations of general application for the use of the parking spaces in accordance with Section 12.02, below.

     B. Landlord represents that, as of the date hereof, the parking areas for the Project contain approximately 496 parking spaces, and that, throughout the Term, the parking areas for the Project shall contain at least 446 parking spaces.

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                                   ARTICLE IV

                                  IMPROVEMENTS

     Landlord shall construct in the Premises the tenant improvements desired by Tenant and approved by Landlord ("Tenant Improvements") in accordance with the terms and timetable set forth in the Work Agreement attached hereto as Exhibit E and made a part hereof (the "Work Agreement").

                                   ARTICLE V

                   COMMENCEMENT DATE; DELIVERY OF POSSESSION

     Section 5.01. Commencement Date. Subject to Section V of the Work Agreement, the Commencement Date of the Term shall be the earlier of (i) the date which is five (5) business days after the date on which all of the Tenant Improvements have been completed in the Premises (or but for "Tenant Delay," as defined in the Work Agreement, would have been completed) by Landlord and Landlord has received the non-residential use permit for Tenant's occupancy of the Premises (but in no event prior to July 1, 1997, unless otherwise agreed to by both parties); or (ii) the date Tenant, or anyone claiming by, through or under Tenant, commences use and occupancy of the Premises for the purpose of conducting Tenant's business therein in the ordinary course.

     Section 5.02. Commencement Notice. When the Commencement Date for the Premises has been determined in accordance with the provisions of this Article V, Landlord and Tenant shall execute a Commencement Notice in the form attached hereto as Exhibit C; provided, however, that the failure of Landlord to prepare and present the Commencement Notice to Tenant, or Tenant's failure to execute the same, shall not affect Tenant's liability hereunder.

     Section 5.03. Entry by Tenant. Prior to the Commencement Date, Tenant shall have the right to enter the Premises at all reasonable times, subject to Landlord's reasonable approval, for the purpose of inspecting the Premises and the Tenant Improvements being constructed therein, and to install cabling, wiring or telecommunication lines. Except as set forth above, Tenant may not enter or occupy the Premises prior to the Commencement Date without Landlords express written consent, which consent shall not be unreasonably withheld, conditioned or delayed, and any early entry by tenant shall be subject to all of the terms of this Lease; provided, however, that no early entry by Tenant as set forth herein shall (i) constitute occupancy of the Premises for the purpose of conducting Tenant's business therein in the ordinary course, (ii) change the Commencement Date or the Expiration Date of the Lease, or (iii) trigger any obligation of Tenant to pay Rent under this Lease.


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                                   ARTICLE VI

                                      RENT

     Section 6.01. Base Rent. Tenant hereby covenants and agrees to pay to Landlord, during the Term, Base Rent, in equal monthly installments, in advance, on the first day of each calendar month during the Term; provided, however, that the first monthly installment shall be paid in advance on or before the Commencement Date. For each month during the first Lease Year (hereinafter defined), Tenant shall pay monthly Base Rent in the amount set forth in Section 1.01(M) of the Lease. Tenant's obligation to pay Rent shall survive the termination or expiration of this Lease.

     Section 6.02. Base Rent Escalation. On the first day of the second (2nd) Lease Year, and on the first day of each Lease Year thereafter during the Term (each of such dates being hereinafter referred to as an "Adjustment Date"), Base Rent payable under the Lease shall be increased by an amount equal to the product of (i) the Base Rent in effect immediately prior to the applicable Adjustment Date (which Base Rent shall be annualized if the Lease Year is shorter or longer than a calendar year, and which Base Rent shall not reflect any rental abatement), multiplied by (ii) two percent (2%). The Base Rent, as adjusted, shall be due and payable as of such Adjustment Date and on the first
(1st) day of each month thereafter until the next Adjustment Date or the end of the Term of this Lease, whichever is applicable. As used herein, the term "Lease Year" shall mean (i) for the first Lease Year, the period between the Commencement Date and June 30, 1998; and (ii) for each Lease Year thereafter, the twelve (12) month period beginning on July 1 and ending on June 30 of the following calendar year.

     Section 6.03. Definitions and Payments. All sums of money or charges required to be paid by Tenant under this Lease other than Base Rent shall be deemed Additional Rent hereunder and all remedies applicable to the non-payment of Base Rent shall be applicable hereto. All Rent shall be paid without prior notice or demand therefor, and without any counterclaim, set-off, deduction, recoupment, credit or defense whatsoever, it being understood and agreed that Tenant's covenant to pay the Rent is hereby deemed to be, and shall be, independent of the obligations of Landlord hereunder. All Rent payable by Tenant to Landlord hereunder shall be payable in immediately available funds. Any Additional Rent that relates to any default by Tenant shall be deemed payable on the first day of the month next following such default except as otherwise provided in this Lease. No payment by Tenant or receipt by Landlord of a lesser amount than the amount then due of any sum required to be paid hereunder by Tenant shall be deemed to be other than on account of the earliest amount of such obligation then due. No endorsement or statement on any check or letter or other communication accompanying a check for payment of any Rent shall be deemed an accord and

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satisfaction.  No receipt and/or acceptance by Landlord of any sums shall be deemed a waiver of any default by Tenant.

     Section 6.04. Late Payment Charges and Interest. Tenant shall pay a late charge of five percent (5%) of the amount of any monthly installment of Base Rent not paid within ten (10) days of the due date; provided, however, that no late charge shall be owing unless and until Tenant is more than ten (10) days late in the payment of any installment of Base Rent more than once during any twelve (12) month period during the Term. In addition to the foregoing late charge, all past due payments of Base Rent shall bear interest from the date which is thirty (30) days after Landlord makes written demand therefor until paid by Tenant at the rate of interest ("Interest Rate") equal to two percent (2%) above the prime rate of interest from time to time publicly announced by Signet Bank/Virginia, or any successor thereof; provided, however, that the interest sought to be imposed shall not exceed the maximum rate permitted under Federal law or under the laws of the Commonwealth. Payment of a late charge and interest shall not cure such default.

                                  ARTICLE VII

                                    DEPOSIT

     Section 7.01. Security Deposit. Tenant agrees to pay the security deposit listed in Section 1.01.R hereof (the "Deposit") to Landlord upon execution of this Lease as security for the faithful performance by Tenant of the terms and covenants of this Lease. Landlord shall maintain such Deposit in a separate money market account and the interest thereon shall accrue to the benefit of Tenant; provided, however, that such interest shall be considered part of the Deposit to the extent Landlord desires to apply the Deposit on account of a Default. The Deposit shall not be deemed by Tenant to constitute Rent for any period. The Deposit (less any amount reasonably required to cure a Default under this Lease) and all accrued interest shall be repaid to Tenant within thirty (30) days after the termination of this Lease. Upon any Default-by Tenant hereunder, all or part of the Deposit may, at any time and from time to time, in Landlord's sole discretion, be applied on account of such Default, and thereafter Tenant shall restore the resulting deficiency in the Deposit within ten (10) days after Landlord's application thereof.

     Section 7.02. Liability for Deposit. In no event shall any transferee of any interest of Landlord in the Project, or any portion thereof, have any liability or obligation whatsoever to Tenant or Tenant's successors or assigns for the return of all or any part of the Deposit unless, and then only to the extent that, such transferee receives all or any part of the Deposit. Landlord shall transfer the Deposit to any transferee of Landlord's interest in the Project.

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                                  ARTICLE VIII

                       SERVICES AND UTILITIES BY LANDLORD

     Section 8.01. Services. Landlord covenants that throughout the Term, the Project, including the Common Areas and Building systems, shall be managed, operated and maintained in a first-class manner consistent with similar office buildings in Fairfax County, Virginia, and Landlord shall provide first-class services to Tenant. As used herein, the phrase "similar office buildings" shall refer to office buildings of a type, age, use and construction similar to the Building. Throughout the Term, Landlord shall furnish the Building and the Premises with: (i) passenger and freight elevator service, twenty-four (24) hours per day, seven (7) days a week, in common with other tenants for access to and from the Premises, provided that Landlord may reasonably limit the number of elevators to be operated after Normal Business Hours (hereinafter defined) and on Saturdays, Sundays, and Holidays (hereinafter defined), and that Landlord may remove temporarily from service one (1) elevator at a time for routine maintenance, and may remove from service more than one (1) elevator at a time if necessary to address safety concerns, provided that at least one
(1) elevator shall remain in service at all times (except in the case of emergency), and all elevator service shall be undertaken as expeditiously as possible; (ii) janitorial cleaning services after Normal Business Hours Monday through Friday (except Holidays) of first-class quality and quantity consistent with similar office buildings in Fairfax County, Virginia, and in accordance with the cleaning specifications attached hereto as Exhibit F and made a part hereof by this reference; (iii) window washing; (iv) replacement, as necessary, of all lamps and ballasts in all two (2) foot by two (2) foot, or two (2) foot by four (4) foot light fixtures (or their equivalents) located within the Premises; (v) such repainting, repair and maintenance to maintain the Project (including the Common Areas, all base Building systems, the parking areas and Land) in good operating condition and repair; (vi) access to the Building and the Premises twenty-four (24) hours a day, seven (7) days a week; (vii) Common Area lighting, twenty-four (24) hours a day, seven (7) days a week; (viii) removal of snow and ice from all sidewalks, the parking lots and all Common Areas; (ix) intentionally deleted; (x) landscaping; (xi) loading docks and related areas for use by Tenant in common with other tenants in the Building;
(xii) maintenance of the parking facilities; (xiii) trash collection and recycling in the Premises; (xiv) a building directory in the main lobby; (xv) vermin extermination; and (xvi) the utility services provided for in Article 8, below. As used herein, the term "Normal Business Hours" means, Monday through Friday; 8:00 a.m. to 7:00 p.m. and Saturdays, 8:00 a.m. to 12:00 p.m. (exclusive of Holidays). As used herein, the term "Holidays" shall mean New Years Day, President's Day, Memorial Day, Independence Day, Labor Day, Thanksgiving Day and Christmas Day. Landlord shall provide a directory in the first floor lobby of the Building, at its expense, upon which Landlord, at Landlord's expense, will include Tenant's name. Landlord shall also provide, at Landlord's expense, a proportionate

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share (based on the Rentable Area of the Premises) of directory strips for
Tenant. Such listing strips shall in all respects (including but not limited to type size, type face and illumination) have the stature of, and be as prominent and distinctive as, the listing strips of any other tenant in the Building. Tenant shall have the freedom, consistent with the terms of this Lease, applicable building codes and the aesthetic standards of similar-type buildings, and subject to Landlord's approval (which shall not unreasonably be withheld), to decide upon, select and install all graphics, logos, wall coverings, wall decorations, and other elements of decor at its suite entry.

     Section 8.02.  Water, Heating, Ventilating and Air Conditioning.

     A. Throughout the Term, Landlord shall furnish Tenant with the following utilities in the manner and to the extent consistent with modern office buildings in Fairfax County, Virginia: (1) potable water as reasonably required for Tenant's activities including normal lavatory use (hot and cold water in these areas), kitchens, laboratory functions and all other uses undertaken in the Premises; (2) heating, ventilating, and air-conditioning during Normal Business Hours in accordance with the performance specifications set forth on Exhibit G, below (the "HVAC Specifications") and sufficient for Tenant's comfortable use and occupancy of the Premises; and (3) electric lighting for Common Areas and special service areas of the Building. If Tenant requires HVAC service outside of the Normal Business Hours, Tenant may obtain the additional service by notifying Landlord at least twenty four (24) hours prior to the requested additional service and Tenant will pay for such service at the rate based on Landlord's actual out-of-pocket cost of furnishing same. The service shall be provided on a floor by floor basis; provided, however, that if the same after-hours service is also requested by another tenant on the same floor of the Building as the Premises, Landlord's cost therefor to each tenant requesting such after-hours service shall be a pro-rated amount based upon the square footage of the leased premises of all tenants on the same floor requesting such after-hours services. Landlord's current hourly cost for providing HVAC service on days and times other than Normal Business Hours is approximately $30.00. Tenant shall pay such charges to Landlord within fifteen
(15) days after Tenant's receipt of an invoice therefor.

     B. Landlord shall maintain in good order and repair the existing HVAC system serving the Building and the Premises, and shall rebalance the system within the Premises at Landlord's sole cost and expense upon the completion of the Tenant Improvements. Thereafter, Landlord shall rebalance the system as necessary throughout the Term. Throughout the Term: (1) the HVAC system shall maintain the operating capacity described on the HVAC Specifications; and (2) Landlord shall be responsible for maintaining comfortable atmospheric conditions (including temperature levels and humidity levels) in the Premises and the Building during each season of the year. Landlord represents to Tenant that, to Landlord's knowledge, the base HVAC system is of sufficient quality and capacity to

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deliver to the Premises such amounts of chilling capacity, heating capacity and air handling capacity sufficient to maintain the temperature and humidity levels set forth on Exhibit G attached hereto.

     C. Landlord shall not be responsible for maintaining in the Premises the atmospheric conditions set forth on Exhibit G if the conditions are uncomfortable due to: (i) Tenant's installation of partitions or other installations in locations which interfere with the proper operation of the system of interior climate control; (ii) Tenant's failure to install supplemental cooling in conference, meeting or assembly rooms where the occupancy levels are such that supplemental cooling would reasonably be required; or (iii) Tenant's concentration of high BTU equipment in specific areas which requires excess cooling capacity. If Tenant desires additional cooling to offset excessive heat generated by such excess electrical usage, Landlord shall have the right to install supplemental air conditioning units in the Premises, and the full cost thereof, including the cost of installation of unit(s) and meter(s), operation and use, will be paid by Tenant to Landlord on demand. Tenant will be required to maintain any supplemental air conditioning units installed pursuant to this Section 8.02.

     D. Tenant shall have the right to use any supplemental HVAC system(s) or equipment currently located within the Premises in connection with its installation of the Tenant Improvements or as Tenant shall otherwise reasonably determine. Further, subject to compliance with all applicable Legal Requirements, and Landlord's prior approval in its reasonable discretion, Tenant may install such supplemental HVAC systems or equipment in or for the benefit of the Premises as Tenant shall, in its reasonable discretion, determine to be necessary or advisable. Tenant shall be responsible, at its sole cost, for operating (including the cost of electricity registered on the submeters installed pursuant to Section 8.03.B hereof), maintaining and repairing any supplemental HVAC unit installed by Tenant in the Premises.

     Section 8.03.  Electricity.

     A. Throughout the Term, Landlord will furnish to the Premises power for lighting and for personal desktop computers, typewriters, word processors, calculating machines, copying machines, and other office equipment commonly found in similar office buildings. Landlord represents that the electric service serving the Premises is sized to accommodate a connected load (with normal diversity) of 3.5 watts per square foot of Net Rentable Area in the Premises for Tenant's use in convenience outlets. Landlord will also replace lamps and maintain building standard fluorescent light fixtures in the Premises and in all public areas of the Building. Tenant will not install or operate in the Premises any electrical equipment or machinery where load capacity exceeds the electrical capacity of the Premises, without first obtaining prior written consent of Landlord, which shall not be unreasonably withheld, conditioned or delayed; provided, however, that Landlord

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may require, as a condition of its consent to the installation of such equipment or machinery, payment by Tenant, as Additional Rent, for the cost of excess consumption of electricity that may be occasioned by the operation of said equipment or machinery. Upon reasonable prior notice, Landlord may make periodic inspections of the Premises at reasonable times to determine that Tenant's electrically operated equipment and machinery complies with the provisions of this Section.

     B. The cost of electrical consumption and demand charges, as measured by submeters installed at Tenant's expense, for: (i) all supplemental HVAC units (other than those serving standard office-type conference rooms) serving the Premises, and (ii) all extraordinary heat-generating electrical components in the rooms serviced by supplemental HVAC systems (including but not limited to components installed in computer rooms and rooms with raised floors, but expressly excluding all personal computers and other ordinary types of office equipment), shall be paid for by Tenant as a direct charge (and not as an Operating Expense).

     C. If it is determined that Tenant's use of electricity in the Premises is extraordinary in amount, then Tenant shall pay to Landlord (or the utility company if direct service is provided by such company) promptly upon demand therefor, for all such excessive electrical consumption and demand.

     Section 8.04. Utility Suppliers. Landlord's obligation to furnish electrical and other utility services shall be subject to the rules and regulations of the supplier of such electricity or other utility services and the rules and regulations of any municipal or other governmental authority regulating the business of providing electricity and other utility services.

     Section 8.05. Failure of Services or Utilities. No failure to furnish, or any stoppage of, the services or utilities referred to in this Article VIII resulting from any cause shall make Landlord liable in any respect for damages to any person, property or business, or be construed as an eviction of Tenant, or except as set forth immediately below, entitle Tenant to any abatement of Rent or other relief from any of Tenant's obligations under this Lease. Notwithstanding the foregoing, if, for reasons within Landlord's reasonable control, any failure, malfunction, interruption or stoppage in services or utilities continues for three (3) consecutive days and thereby causes the Premises (or portion thereof) to be Untenantable (hereinafter defined), then Tenant shall be entitled to a full or partial abatement (depending on whether all or a portion of the Premises are Untenantable) of Base Rent, commencing on the date of the failure, malfunction, interruption or stoppage of services, and continuing until the date such service is corrected or restored. As used herein, the term "Untenantable" means unsuitable for use (as determined by a reasonable third party) for the conduct of Tenant's normal business operations.

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                                   ARTICLE IX

                                OPERATING COSTS

     Section 9.01. Tenant's Operating Costs Payment. Commencing on July 1, 1998 and continuing thereafter throughout the Term, Tenant shall pay to Landlord, as Additional Rent, for each calendar year or fractional calendar year during the Term, an amount ("Tenant's Operating Costs Payment") of money equal to Tenant's Pro Rata Share of Operating Costs (hereinafter defined) during any calendar year in excess of the Base Operating Costs (hereinafter defined), such amount to be calculated and paid as follows:

     A. At the beginning of calendar year 1998 and at the beginning of each calendar year thereafter, Landlord shall furnish Tenant with an estimate ("Estimate") of Tenant's Operating Costs Payment for the forthcoming calendar year. On the first day of each calendar month during such year (except for calendar year 1998, when such payments shall not begin until July) Tenant shall pay to Landlord one-twelfth (1/12th) of Tenant's estimated Operating Costs Payment as shown on the Estimate. If for any reason Landlord has not provided Tenant with the Estimate at the beginning of any year during the Term, then Tenant shall continue to pay Tenant's Operating Costs Payment payable for the previous year, and promptly after receipt of Landlord's Estimate, Tenant shall pay to Landlord any deficiency between the monthly amounts actually paid for such year and the monthly amount due in accordance with Landlord's Estimate for such year. The foregoing notwithstanding, Landlord shall have the right from time to time during any year to reasonably adjust such Estimate.

     B. At the beginning of calendar year 1998 and at the beginning of each calendar year thereafter, Landlord shall furnish Tenant with a statement of the actual Operating Costs for the preceding calendar year (the "Expense Statement"). The Expense Statement shall include (i) a line item for each category included in Operating Costs and the amount thereof, (ii) any gross-up calculation made pursuant to Section 9.05, below, (iii) receipts for any Real Estate Taxes, and (iv) such supporting documentation regarding Operating Costs as Tenant shall reasonably require. Within thirty (30) days after Landlord's delivery of the Expense Statement, Tenant shall make a lump sum payment to Landlord in the amount, if any, by which Tenant's Pro Rata Share of increases in Operating Costs for such preceding calendar year over Base Operating Costs, as shown on Landlord's statement, exceeds the aggregate of the monthly installments of Tenant's Operating Costs Payments paid during such preceding calendar year. If Tenant's Pro Rata Share of increases in Operating Costs over Base Operating Costs, as shown on Landlord's statement, is less than the aggregate of the monthly installments actually paid by Tenant during such preceding year, then Landlord shall apply such amount to the next accruing installment(s) of Rent due from Tenant until fully credited to Tenant (or shall be paid to Tenant with the delivery of the statement if the Term shall have expired or otherwise terminated). The parties' obligations under this Article IX shall survive the expiration or earlier termination of the Lease.

     C. Tenant shall have the right, at Tenant's expense except as otherwise provided herein, to examine, to copy and to have an audit conducted of all books and records of Landlord pertaining to any Expense Statement. If Tenant elects to hire any third party to assist it with such inspection or audit, such third party must be a certified public accountant or accounting firm working on an hourly rate (and not a contingency fee) basis. In the event that Tenant disputes any of Landlord's determinations set forth in the Expense Statement and Landlord does not justify same to Tenant's sole satisfaction, Tenant may deliver written notice of such dispute (setting forth in reasonable detail the basis for Tenant's dispute) within fourteen (14) months of Tenant's receipt of any Expense Statement, except for the Expense Statement delivered in early 1998, with respect to which Tenant shall have twenty-six (26) months in which to deliver notice of any dispute. Such audit and inspection shall be conducted at a time and place reasonably acceptable to Landlord during normal business hours. If the amount paid by Tenant to Landlord exceeded the amounts to which Landlord was entitled hereunder, Landlord shall credit the amount of such excess against the next installment of Rent due and payable hereunder after the date on which Landlord is notified in writing of the error. In the event the Tenant's Operating Costs Payment calculated by Landlord exceeds the correct amount by more than five percent (5%), Landlord shall promptly reimburse Tenant for the reasonable cost of Tenant's audit not to exceed $2,500.00. If the results of such audit show that the Tenant's Operating Costs Payment calculated by Landlord did not exceed the correct amount, then in such event Tenant shall reimburse Landlord for the reasonable out-of-pocket costs incurred by Landlord in connection with Tenant's audit, up to a maximum cost of One Thousand Five Hundred Dollars ($1,500.00). In addition, if, as the result of Landlord's reconciliation of its Expense Statement, or of any inspection, audit or review of Landlord's books and records by Landlord, a tenant of the Building other than Tenant or any other third party, it is determined that Tenant has underpaid or overpaid Operating Costs for the previous calendar year, Landlord shall promptly notify Tenant. In case of an overpayment, Landlord shall credit the next payment of Rent by Tenant with an amount equal to such overpayment.
If this Lease shall have expired, Landlord shall apply the amount of the overpayment against any sums due from Tenant to Landlord and shall refund any remainder to Tenant within thirty (30) days after the amount of the overpayment is determined. In the case of an underpayment discovered by an audit, Tenant shall, within thirty (30) days after the amount of the underpayment is determined, pay to Landlord an amount equal to such underpayment. Landlord shall maintain its books and records relating to Operating Costs on the accrual method of accounting, applied on a consistent basis throughout the Term.

     D. A pro rata adjustment shall be made to Tenant's Pro Rata Share of increases in Operating Costs over Base Operating Costs for the calendar year in which the Term of the Lease ends, as necessary. Tenant shall pay that portion of Tenant's Pro Rata Share of the increases in Operating Costs over Base Operating Costs for such calendar year represented by a fraction, the numerator of which shall be the number of days during such fractional year falling within the Term, and the denominator of which is 365 (or 366, in the case of a leap year). The provisions of this Section 9.01 shall survive the Expiration Date or any sooner termination provided for in this Lease.

     Section 9.02.  Operating Costs.

     A. For purposes of this Lease, the term "Operating Costs" shall mean any and all reasonable and customary expenses, costs and disbursements which Landlord pays, incurs or becomes obligated to pay in connection with the operation, management, repair and maintenance of all portions of the Project. All Operating Costs shall be determined according to generally accepted accounting principles which shall be consistently applied. Operating Costs include, but are not limited to, the following: (1) Wages, salaries, and fees of all personnel (building manager or below) or entities engaged in the operation, repair, maintenance, or security of the Project; (2) Cost of performance by Landlord's personnel of, or of all service agreements for, maintenance, janitorial services, alarm service, window cleaning, elevator maintenance and landscaping for the Project; (3) All utilities for the Project, including water, sewer, power, electricity, gas, fuel and lighting; (4) Cost of all insurance for the Project which Landlord may carry from time to time including, without limitation, insurance against vandalism, fire and extended coverage insurance and liability insurance, together with all appraisal and consultants' fees in connection with such insurance; (5) All Taxes (hereinafter defined); (6) Legal and accounting costs incurred by Landlord or paid by Landlord to third parties (exclusive of legal fees with respect to disputes with individual tenants, negotiations of tenant leases, or with respect to the ownership rather than the operation of the Project); (7) Cost of non-capitalized repairs and general maintenance of the Project; (8) The pro-rated amount (i.e., the percentage that the Rentable Area of the Premises bears to the total rentable area of all buildings owned by Landlord in WEST*PARK Office Park) of the fair market rental value of any management office in WEST*PARK Office Park, provided that the cost thereof shall be included in the Operating Expenses for the Base Year and is not in excess of the rental value of comparable space in the Building, and the office is not used for marketing purposes but is solely used in connection with the management of the Building; (9) A management fee of three percent (3%) of gross revenue from the office tenants of the Building; and (10) Amortization (as set forth below) of the cost of improvements or equipment which are capital in nature and which (a) are for the purpose of reducing Operating Costs of the Project, up to the amount saved as a result of the installation thereof, as reasonably estimated by Landlord, or (b) are required to comply with any Legal Requirement enacted after the Effective Date

("Permitted Capital Costs"). All such Permitted Capital Costs, including interest at eight percent (8%) per annum, shall be amortized on a straight line basis over the useful life of the capital investment items, as reasonably determined by Landlord in accordance with generally accepted accounting principles. Notwithstanding the foregoing, beginning in calendar year 1998, Controllable Costs (hereinafter defined) included in Operating Costs during any calendar year shall not exceed Controllable Costs for the prior calendar year by more than five percent (5%) in the aggregate. As used herein, the term "Controllable Costs" shall mean those expenses for the following planned services and scheduled preventative maintenance that are contracted for on an annual basis: (i) wages and other payroll expenses for employees who undertake the maintenance and repair of the Building; (ii) supplies and other general office expenses; (iii) annual service contracts for janitorial and cleaning services, exterminating, grounds maintenance, landscaping and trash removal;
(iv) annual service contracts for preventative maintenance of elevators, HVAC and electrical systems; and (v) Landlord's central accounting costs and the annual audit of Operating Costs, if any.

     B. Notwithstanding any other provision of this Lease, Operating Costs shall not include the following expenses:

     (1) Costs of a capital nature (other than Permitted Capital Costs), including, but not limited to, capital improvements, capital repairs, capital equipment and capital tools, all in accordance with generally accepted accounting principles;

     (2) Repairs or other work occasioned by fire, windstorm or other insurable casualty or by the exercise of eminent domain;

     (3) Leasing commissions, attorneys' fees, costs and disbursements and other expenses incurred in connection with negotiations or disputes with present or prospective tenants or other occupants of the Building;

     (4) Costs incurred in decorating, building-out or painting space for specific tenants of the Building;

     (5) Expenses in connection with services or other benefits of a type which are not provided Tenant but which are provided to another tenant of the Building;

     (6) Costs incurred due to violation by Landlord or any tenant of the Building of the terms and conditions of any lease for space in the Building;

     (7) Interest or debt or amortization payments on any mortgage or mortgages or ground rent;

     (8) Payments of rent by Landlord to any ground lessor;

     (9) Landlord's general overhead;

     (10) Advertising and promotional expenditures with respect to the Building;

     (11) Any costs, fines or penalties incurred due to violations by Landlord of any governmental rule or authority;

     (12) Wages, salaries or other compensation paid to any employees above the grade of building manager or compensation paid to partners, officers or executives of Landlord;

     (13) Rentals and other related expenses incurred in leasing air-conditioning systems, elevators or other equipment ordinarily considered to be of capital nature;

     (14) Any cost or expense whatsoever arising from or related to any clean-up of any Hazardous Materials (hereinafter defined), or any governmental penalty of fines associated therewith, or compliance by Landlord with any Environmental Laws (hereinafter defined), except if and to the extent that any such clean-up, fines or cost of compliance resulted from a release or the presence of any Hazardous Material in the Land or in the Building caused by Tenant, its agents, employees, contractors, licensees or invitees;

     (15) Intentionally deleted;

     (16) Costs incurred in connection with the sale, financing, refinancing, mortgaging or change of ownership of the Building or the Project, including without limitation, brokerage commissions, attorneys, and accountants fees, closing costs, title insurance premiums, transfer taxes and interest charges;

     (17) Any and all loss, claim, damage, award, deductibles paid under any insurance policies or other amount paid or payable by Landlord (including all attorneys' fees, court costs and other costs incurred in connection therewith) as a result or arising out of any act of negligence, breach of contract or willful misconduct by Landlord or its agents, employees or contractors to the extent not covered by insurance;

     (18) Bad debt losses, rent losses or reserves for such losses;

     (19) Non-cash items, such as deductions for depreciation and amortization of the Building and the Building equipment (other than Permitted Capital Costs);

     (20) Expenses for the replacement of any item covered by warranty to the extent Landlord receives funds from the warranty or the item is paid for by the warranty company;

     (21) Cost of repairs necessitated by Landlord's negligence or willful misconduct, or the negligence or willful misconduct of any tenant (other than Tenant) in the Building;

     (22) Reserves;

     (23) Fees paid to affiliates of Landlord (other than the management fee) to the extent that any such fee exceeds what is commercially reasonable for the services provided;

     (24) Roof repairs which to the extent they constitute a capital improvement and replacements;

     (25) Artwork;

     (26) Intentionally deleted;

     (27) Intentionally deleted;

     (28) Vault rentals;

     (29) Costs of the design or initial construction of the Building or Building systems or correcting any defects therein;

     (30) Costs incurred in connection with the operation of concessions such as (but not limited to) newspaper or cigarette stands;

     (31) Consulting costs or expenses paid to an affiliate of Landlord which are not directly related to Landlord's obligations hereunder;

     (32) Intentionally deleted;

     (33) Costs incurred in upgrading or modifying the Building to comply with any handicap or life safety rules and regulations or other Legal Requirements in effect prior to the Commencement Date, including without limitation the Americans with Disabilities Act ("ADA"); and

     (34) Costs arising from latent defects in the Building.

     C. For purposes hereof, the term "Taxes" shall mean (i) all taxes, assessments, and other governmental charges, applicable to or assessed against the Project or any portion thereof (excluding any property of tenants therein, including fixtures which may be removed by any such tenant) or applicable to or assessed against Landlord's personal property located at the Project and used in connection therewith, whether Federal, state, county, or municipal and whether assessed by taxing districts or authorities presently taxing the Project or the operation thereof or by other taxing authorities subsequently created, or otherwise, and (ii) any reasonable expenses incurred by Landlord in contesting any taxes or the assessed valuation of all or any part of the Project. If at any time during the Term Landlord shall be required to pay any charge which is based upon rents from the Building, or the transactions represented by leases or the occupancy or use of the Building, such charges shall be deemed to be Taxes; provided, however, that any (i) capital gains, unincorporated business, excess profit, gross receipts, inheritance, estate, gift, franchise, corporation, income or net profits taxes or license fees, unless substituted for real estate taxes or imposed as additional charges in connection with the ownership of the Project, which may be assessed against Landlord or the Project or both, (ii) transfer taxes assessed against Landlord or the Project or both,
(iii) penalties or interest on any late payments of Landlord, (iv) any fines or penalties and interest on late payments of any real estate taxes which may be assessed against Landlord or the Building, and (v) personal property taxes of Tenant or other tenants in the Project shall be excluded from Taxes.

     Section 9.04. Base Operating Costs. As used herein, the term "Base Operating Costs" shall mean and refer to all Operating Costs incurred in calendar year 1997 ("Base Year"), adjusted in accordance with the provisions of
Section 9.05, below.

     Section 9.05. Adjustments. If the Building is not fully occupied (meaning one hundred percent (100%) of the Net Rentable Area of the Building is leased and occupied during 365 days of the year) during any calendar year of the Term (including the Base Year), the actual Operating Coats shall be adjusted for such year to an amount which Landlord reasonably estimates would have been incurred had the Building been fully occupied.

                                   ARTICLE X

                                  ALTERATIONS

     Section 10.01. Alterations. Tenant shall not, at any time during the Term, without Landlord's prior written consent (which shall not be unreasonably withheld, delayed or conditioned), except as set forth below, make any alterations, repairs or improvements in or to the Premises (the "Alterations"). Should Tenant desire to undertake any Alterations, Tenant shall, before beginning such work, submit all plans for same to Landlord for Landlord's written approval, which approval shall not be unreasonably withheld, conditioned or delayed. Landlord agrees to approve or reject the proposed Alterations within ten (10) business days after receipt of plans therefor. If, upon the expiration of said ten (10) day period, Landlord has failed to respond to Tenant regarding the proposed Alteration, and if the proposed Alteration does not affect the Premises in a manner described in clauses (i), (ii) or (iii) below, then Landlord shall be deemed to have consented thereto. If, upon the expiration of said ten (10) day period, Landlord has failed to respond to Tenant regarding the proposed Alteration, and if the proposed Alteration does affect the Premises in a manner described in clauses (i), (ii) or (iii) below, Tenant shall notify Landlord in writing that Landlord has not yet responded to Tenant regarding the proposed Alteration.
If, upon the expiration of the five (5) day period following Landlord's receipt of such notice, Landlord has still failed to approve or reject the proposed Alteration, then Landlord shall be deemed to have consented thereto. Landlord shall not be considered as unreasonably withholding its approval by refusing to consent to any Alterations which would (i) alter the exterior of the Building or the appearance of the Common Areas; (ii) affect the structure of the Building or cause damage to, or interfere with the operation of, any Building system; or (iii) violate any underlying ground lease or deed of trust or mortgage. Notwithstanding the foregoing, Landlord's consent shall not be required for any Alterations for a building permit is not required by law, provided that in all events Landlord's consent shall be required for any Alteration described in clause (i), (ii) or (iii) in the immediately preceding sentence. With respect to all Alterations for which Landlord's approval is not required, Tenant shall nevertheless provide Landlord with written notice of the proposed Alterations, along with any plans prepared by Tenant or its architect or engineer(s) describing such Alterations. Upon Tenant's receipt of Landlord's written approval, if required, or delivery of Tenant's notice (where Landlord's approval is not required), Tenant may proceed with the construction of the approved Alterations, but only so long as they are in substantial compliance with the plans provided by Tenant and with the provisions of this
Section 10. Additionally, the construction of any Alterations, the Alterations themselves, or any maintenance thereof shall comply with all building, safety, fire, plumbing, electrical and other codes, governmental requirements (including but not limited to the ADA, all regulations issued thereunder and the Accessibility Guidelines for Buildings and facilities issued pursuant thereto, as the same are in effect on the date hereof and may be hereafter modified, amended or supplemented) and insurance requirements, and shall not require an amount of water, electricity, gas, heat, ventilation or air-conditioning which exceeds the standards set forth in this Lease unless prior written arrangements reasonably satisfactory to Landlord are made with respect thereto. All Alterations shall be made at Tenant's expense by Tenant's contractors which have been in advance by Landlord (which approval shall not be unreasonably withheld, delayed or conditioned). Tenant shall pay the reasonable out-of-pocket costs incurred by Landlord to unrelated third parties in connection with the review of the plans for such work. All such construction shall be completed promptly and in a good and workmanlike manner. Notwithstanding the foregoing, the approval and construction of the Tenant Improvements shall be governed by the terms of the Work Agreement, rather than the provisions set forth in this Article X.

     Section 10.02. Mechanic's Liens. In the event that any mechanic's lien is filed against the Premises or the Project as a result of any services or labor provided, or materials furnished, by or on Tenant's behalf, or claimed to have been provided by or on Tenant's behalf (other than the Tenant Improvements), Tenant shall (i) immediately notify Landlord of such lien, and
(ii) within ten (10) calendar days after the filing of any such lien, discharge and cancel such lien of record, by payment or bonding in accordance with the laws of the Commonwealth, all at Tenant's sole cost and expense.

     Section 10.03. Removal. All Alterations (including the Tenant Improvements) made to the Premises shall be Landlord's property and shall not be removed from the Premises; provided, however, that Tenant shall have the right to remove any Alterations (other than the Tenant Improvements) which Tenant advises Landlord, at the time of installation, or at the expiration of the Term, that Tenant to remove. Notwithstanding the foregoing, upon the expiration or earlier termination of this Lease, Tenant shall, at Tenant's expense, remove any Alterations (expressly excluding the Tenant Improvements and any ceilings, lights, telephone or electrical outlets, cabling, demising walls, partitions and finishes, if any, installed by Tenant) from the Premises if Landlord gives Tenant written notice to do so at the time Tenant requests Landlord's approval of the Alterations.

                                   ARTICLE XI

                                    REPAIRS

     Section 11.01. By Landlord. Landlord shall keep and maintain the Project in good, clean, safe and sanitary condition and in a good operating condition and first class state of repair and decoration in keeping with the commercially reasonable standards for similar type office buildings. Landlord shall repair, replace and maintain as and when necessary: (i) the roof, exterior walls, floors (excluding floor coverings) and all other structural components of the Building (regardless of whether or not in the Premises); (ii) all Building systems (whether or not located within the Premises) and those systems required in order to provide the elevator, plumbing, electrical, HVAC (other than any supplemental HVAC) and other services to be furnished by Landlord pursuant to, and in accordance with the standards and specifications set forth in, this Lease; (iii) all exterior portions of the Building, including the windows, balconies and roof; (iv) all Common Areas of the Project; and (v) all exterior improvements to the Land including without limitation curbs, driveways, parking areas, sidewalks, lighting, exterior signs, ditches, shrubbery, landscaping and fencing. Landlord shall promptly comply throughout the Term with all Legal Requirements applicable to the Project, except those relating solely to Tenant's use and occupancy of the Premises. In addition, Landlord covenants with Tenant that Landlord shall proceed with due diligence to remedy, as promptly as is reasonably feasible under the circumstances, any interruption of services referred to in Section 8.05, above. Except for any damage to the Premises caused by the negligence of Landlord, its agents, employees or contractors, or as otherwise provided in Section 14 of this Lease, Landlord shall not be required to make repairs to leasehold improvements made by Tenant, or by Landlord on behalf of Tenant, or to make repairs to wear and tear within the Premises. Tenant agrees to deliver notice to Landlord, as promptly as is reasonable under the circumstances, of any defective condition in or about the Premises known to Tenant which Landlord is required to repair hereunder; provided, however, that Tenant's failure to report to Landlord any such defective condition shall not relieve Landlord of Landlord's obligation to repair any such defective condition promptly upon learning of the need for such repair. In no event shall Landlord have any obligation to maintain, repair or replace any furniture, furnishings, fixtures or personal property of Tenant except to the extent any damage thereto is caused by Landlord or its employees, agents or contractors.

     Section 11.02. By Tenant. Tenant shall keep the Premises (including the Tenant Improvements) in good order and in a safe, neat and clean condition. Tenant shall not perform any maintenance or repair work or make any replacement in or to the Premises without prior written notice to Landlord.

                                  ARTICLE XII

                         CONDUCT OF BUSINESS BY TENANT

     Section 12.01. Use of Premises. Tenant shall use and occupy the Premises during the Term solely for the Permitted Uses set forth in the Basic Lease Information and for no other purpose. Landlord acknowledges that such required uses may require special installations or modifications by Tenant to adapt the Building to such uses such as, by way of example and not of limitation, providing for additional ventilation and/or installing supplemental HVAC units or systems. Landlord hereby agrees that its consent to any alterations which are requested by Tenant in connection with the uses permitted hereunder shall not be unreasonably withheld, conditioned or delayed, provided such Alterations do not violate applicable Legal Requirements. If any governmental licenses or permits shall be required for the proper and lawful conduct of Tenant's business in the Building, then Tenant shall procure and maintain same at Tenant's expense.

     Section 12.02. Operation of Business. Tenant covenants and agrees that, in the operation of its business within the Premises, Tenant will (i) pay before delinquency, any and all taxes, assessments and public charges levied, assessed or imposed upon Tenant's business, Tenant's leasehold interest, or Tenant's fixtures, furnishings or equipment in the Premises, and pay when due all such license fees, permit fees and charges of a similar nature for the conduct by Tenant or any subtenant; (ii) observe the Rules and Regulations attached hereto as Exhibit D and all other reasonable rules and regulations established by Landlord from time to time, provided Tenant shall be given notice thereof; and (iii) not use any of the Common Areas for storage.

     Section 12.03. Care of Premises. Tenant agrees that it will not place a load on the floor exceeding one hundred (100) pounds per square foot (live load) (including tenant partitions), and will not install, operate or maintain in the Premises any equipment in excess of such load requirements.

     Section 12.04. Signage. Tenant shall have the right, at Tenant's and expense, to install one or more suite entry graphics, in a style and location(s) reasonably approved by Landlord, identifying Tenant and Tenant's suite number(s) at the entry(s) to the Premises. Aside from the suite entry graphics referred to above, and interior signage that is not visible from outside of the Premises, Tenant shall not have the right to maintain or install any sign at the Project. Upon termination of this Lease, Tenant shall remove any sign installed pursuant to this Section 12.04 and shall repair any damage caused thereby.

     Section 12.05.  Legal Requirements.

     A. Subject to Landlord's obligations under this Lease, including without limitation those set forth in Section 12.05.B hereof, Tenant shall, at its sole cost and expense, from and after the Commencement Date, promptly and faithfully
(i) comply with all present and future Legal Requirements relating to Tenant's use and occupancy of the Premises; (ii) comply with the provisions of the ADA as it applies to the Premises; (iii) comply with the requirements of the local board of fire underwriters with respect to the Premises; and (iv) indemnify Landlord and hold Landlord harmless from any actual cost, claim or expense which Landlord may incur or suffer by reason of Tenant's failure to comply with its obligations under clauses (i), (ii), or (iii), above. If Tenant receives notice of any such direction or of violation of any Legal Requirement, Tenant shall promptly notify Landlord thereof.

     B. Landlord shall make any repairs, improvements, alterations or physical changes required in or to the Building (excluding the Premises, but expressly including the Building structure, all base Building systems and the Common Areas) and/or the Land to comply with all Legal Requirements applicable to the Project, including the ADA. The foregoing repairs, improvements and alterations shall be made at Landlord's sole cost and expense, except with respect to Permitted Capital Costs, which shall be passed-through as Operating Costs pursuant to Article IX hereof. Landlord shall indemnify and hold harmless Tenant from and against any actual cost, claim or expense which Tenant may incur or suffer by reason of Landlord's failure to comply with any Legal Requirements.

     C. As used in this Lease, the term "Legal Requirements" shall mean all statutes, laws, ordinances, rules, regulations, directives, orders and requirements (including without limitation recycling requirements, and the provisions of any Environmental Laws, the ADA, the BOCA Code, the Virginia Statewide Uniform

Building Code, the Fairfax County Code and the regulations implementing the same), whether or not now existing, and of all governmental, quasi-governmental or regulatory authorities (including police, fire, health and environmental authorities or agencies), which are applicable to the Project.
(Notwithstanding the fact that the term "Legal Requirements" includes statutes, law, etc. not now existing, Landlord's and Tenant's respective to pay for the cost of effecting compliance with Legal Requirements which do not become effective until after the date of this Lease shall be as set forth elsewhere in this Lease.)

                                  ARTICLE XIII

                            INSURANCE AND INDEMNITY

     Section 13.01. Insurance to be Procured by Landlord. Landlord agrees, throughout the Term hereof, to obtain and maintain in effect at all times, the following insurance:

     A. Commercial general liability insurance coverage on an "occurrence basis" against claims in or about the Building (other than the Premises) for personal injury including, without limitation, bodily injury, death and broad form property damage, in limits of $1,000,000 per occurrence and a $2,000,000 aggregate;

     B. Property damage insurance, covering the Building and the Tenant Improvements (but expressly excluding any alterations made by Tenant after the Commencement Date and all of Tenant's personal property), providing "all-risk" coverage in an amount equal to the full replacement value of the insured property;

     C. Workmen's Compensation and Employer's Liability insurance in terms and amounts required by law; and

     D. Excess liability coverage in the amount of Five Million Dollars ($5,000,000.00) which will be in the form of, and respond to the coverages described in, Sections 13.01(a) through (c), above, and any other types of insurance coverage Landlord elects to obtain.

     Section 13.02. Insurance to be Procured by Tenant. Tenant, at Tenant's sole cost and expense, shall obtain and maintain in effect at all times during the term of this Lease, policies providing for the following coverage:

     A. Property Insurance. Policies of insurance covering Tenant's fixtures and equipment installed and located in the Premises (but expressly excluding the Tenant Improvements), and in addition thereto, covering all of the furnishings, merchandise and other contents in the Premises, for the full
replacement value of said items.   Coverage should at least insure against any
and all perils included
within the classification "Fire and Extended Coverage" under insurance industry practice in the Commonwealth, together with insurance against vandalism, malicious mischief and sprinkler leakage or other sprinkler damage. Any and all proceeds of such insurance, so long as the Lease shall remain in effect, shall be used only to repair or replace or pay for the items so insure.

     B. Liability Insurance.   A policy of commercial general liability
insurance, naming Landlord and any mortgagee of the Project as additional insureds, protecting against any liability occasioned by any occurrence on or about any part of the Project or the Premises, and containing contractual liability coverage, with such policies to be in the minimum amount of One Million Dollars ($1,000,000.00), per occurrence and Two Million ($2,000,000.00) in the aggregate, written on an occurrence basis.

     C. Tenant's Worker's Compensation Insurance. Worker's compensation or similar insurance affording statutory coverage and containing statutory limits as required under the local worker's compensation or similar statutes.

     Section 13.03. General Provisions. All insurance policies herein to be procured by each party shall (i) be issued by good and solvent insurance companies licensed to do business in the Commonwealth and having a Best's Rating of A:XI or better and (ii) be written as primary policy coverage and not contributing with or in excess of any coverage which Landlord may carry. Tenant's insurance policies shall insure and name Landlord and any mortgagee of the Project as additional insureds as their respective interests may appear; all such policies shall contain a provision that although Landlord and such mortgagees are named insureds, Landlord and such mortgagees shall nevertheless be entitled to recover under said policies for any loss, injury or damage to Landlord, such mortgagees or their servants, agents and employees by reason of the act or negligence of Tenant. Neither the issuance of any insurance policy required hereunder, nor the minimum limits specified herein with respect to insurance coverage, shall be deemed to limit or restrict in any way either party's liability arising under or out of this Lease. With respect to each and every one of the insurance policies herein required to be procured by Tenant, on or before the Commencement Date and before any such insurance policy shall expire, Tenant shall deliver to Landlord a duplicate original, a certified copy or a certificate of insurance of each such policy or renewal thereof, as the case may be, together with evidence of payment of all applicable premiums. Any insurance required to be carried hereunder may be carried under a blanket policy covering the Premises and other locations of Tenant, and if Tenant includes the Premises in such blanket coverage, Tenant shall deliver to Landlord, as aforesaid, a duplicate original or certified copy of' each such insurance policy, or a certificate evidencing such insurance coverage on the Premises. Each and every insurance policy required to be carried hereunder by or on behalf of Tenant shall provide (and any certificate evidencing the existence of each such insurance policy shall certify) that, unless Landlord shall first have been given thirty (30) days prior written notice thereof:

(i) such insurance policy shall not be canceled and shall continue in full force and effect, (ii) the insurance carrier shall not, for any reason whatsoever, fail to renew such insurance policy, and (iii) no material changes may be made in such insurance policy. The term "insurance policy" as used herein shall be deemed to include any extensions or renewals of such insurance policy. In the event that Tenant shall fail promptly to furnish any insurance coverage hereunder required to be procured by Tenant, Landlord, at its sole option, shall have the right, upon five (5) days written notice to Tenant, to obtain the same and pay the premium there for a period not exceeding one (1) year in each instance, and the premium so paid by Landlord shall be immediately payable by Tenant to Landlord as Additional Rent.

     Section 13.04. Insurance Requirements. Provided that Landlord shall have given Tenant notice of any such requirement, Tenant shall not knowingly do or permit to be done any act or thing upon the Premises that will invalidate or be in conflict with fire insurance policies covering the Project or any part thereof, including all Common Areas, or fixtures and property therein, or any other insurance policies or coverage referred to above in this section and Tenant shall promptly comply with all rules, orders, or requirements, of the Insurance Services Office having jurisdiction, or any similar body, in the case of such fire insurance policies, and shall not do, or permit anything to be done, in or upon the Premises, or bring or keep anything therein, which shall increase the rate of fire insurance on the Project or any property, including all Common Areas, located therein, or increase the rate or rates of any other insurance referred to hereinabove applicable to the Project or any portion thereof. If by reason of failure of Tenant to comply with the provisions of this Section, the fire insurance rate, or the rate or rates of any other insurance coverage referred to above, shall at any time be higher than it otherwise would be, and if Landlord, at such time is obligated to, or has elected to, obtain and maintain in effect any such insurance coverage, then Tenant shall reimburse Landlord on demand as Additional Rent for that part of all premiums for any insurance coverage that shall have been charged because of such violation by Tenant and which Landlord shall have paid on account of an increase in the rate or rates in its own policies of insurance. In any action or proceeding wherein Landlord and Tenant are parties, a schedule or "make-up" of rate for the Premises issued by the Insurance Services Office having jurisdiction, or similar body making fire insurance rates for the Premises or property, in the case of the aforesaid fire insurance policies, and the respective body or bureau establishing rates in the case of all of the other aforesaid insurance policies, shall be conclusive evidence of the facts therein stated and of the several items and changes in the fire insurance rate and other insurance rates then applicable to the Project.

     Section 13.05. Indemnification by Tenant. Tenant waives all claims against Landlord, its employees, members and agents, for damage to any property or injury to, or death of, any person, in, upon, or about the Project, arising at any time and from any cause other than the negligence or willful misconduct of Landlord, its agents, employees or contractors. Tenant shall indemnify and hold harmless

Landlord, its employees, members and agents, from any damage to any property or injury to, or death of, any person to the extent that such damage, injury or death is based upon or arises from, in whole or in part: (i) the use and occupancy of the Premises by Tenant or its agents, employees or contractors, including any business conducted therein; (ii) any negligence or willful misconduct by Tenant or Tenant's agents; (iii) any breach by Tenant of its obligations under this Lease; or (iv) any work done by Tenant's contractors in the Building or on the Land, except to the extent that such damage, injury or death arises out of or is caused by the negligence or willful misconduct of Landlord, its agents, employees or contractors. Tenant's foregoing indemnity obligation shall include reasonable attorneys' fees and all other costs and expenses reasonably incurred by Landlord from the first notice that any claim or demand has been made or may be made.

     Section 13.06. Indemnification by Landlord. Landlord shall indemnify and hold Tenant, its members, employees and agents, harmless from and against all costs, damages, injury, claims, liabilities, expense (including attorneys' fees, disbursements and actual costs), losses and court costs suffered by or claimed against Tenant, or its members, employees or agents, directly or indirectly, to the extent that such costs, damages, injury, liabilities or claims are based upon or arise out of, in whole or in part: (i) the use of the Project by Landlord; (ii) any negligence or willful misconduct by Landlord or Landlord's employees, agents or contractors; (iii) any work done by Landlord's contractors in the Building (including the Premises) or on the Land; or (v) the presence of any Hazardous Materials in the Building or in, on or under the Land, or the violation by Landlord of any Environmental Law, except if and to the extent that any such costs, injury, damage or liability arises out of or is caused by the negligence or willful misconduct of Tenant, its agents, employees, representatives or contractors.

     Section 13.07. Waiver of Subrogation. All policies covering real or personal property which either party is obligated to obtain, or obtains, pursuant to this Lease (excluding any builders risk policy), including all property damage insurance and rental interruption insurance, if any, obtained by Landlord, shall include, if possible, a clause or endorsement denying the insurer any rights of subrogation against the other party to the extent rights have been waived by the insured before the occurrence of injury or loss, if same are obtainable. Landlord and Tenant waive any rights of recovery against the other for damage or loss to any of its real or personal property (whether or not such loss or damage is caused by the fault or negligence of the other party or anyone for whom said other party may be responsible) which loss is, or should have been, covered by fire, extended coverage, "all-risk" coverage or similar policies maintained by such party under this Lease. In addition, all insurance policies required hereunder by either party shall be issued by insurers that are admitted and licensed to do business in the Commonwealth.

                                  ARTICLE XIV

                            DESTRUCTION OF PREMISES

     Section 14.01. Destruction of Premises. Tenant shall give prompt notice to Landlord in case of any fire or other damage or casualty to the Premises or the Building about which Tenant is aware. If all or any portion of the Premises or the Building is damaged or destroyed by fire or other casualty and the Premises cannot reasonably be rebuilt or made fit for Tenant's purposes within one (1) year of the damage or destruction, Tenant shall have the right, at its option, to terminate this Lease by giving Landlord, within sixty (60)
days after such damage or destruction, written notice of termination.   In the
event this Lease is terminated as provided in this Section 14.01: (i) the entire proceeds of the insurance provided for in Section 13.01 hereof shall be paid by the insurance company or companies directly to Landlord and shall belong to, and be the sole property of, Landlord, (ii) the portion of the proceeds of the insurance provided for in Section 13.02, which by the terms of the Lease rightfully belongs to Landlord upon the termination of the Lease by whatever cause shall be paid by the insurance company or companies directly to Landlord, and shall belong to, and be the sole property of, Landlord, (iii) Tenant shall immediately vacate the Premises in accordance with this Lease,
(iv) all Rent shall be apportioned and paid to the date of such damage, and (v) Landlord and Tenant shall be relieved from any and all further liability or obligation hereunder except as expressly provided in this Lease.

     Section 14.02. Obligations to Rebuild. If all or any portion of the Premises or the Building is damaged by fire or other casualty and this Lease is not terminated in accordance with the provisions of Section 14.01 above, then all insurance proceeds under the policies referred to in Sections 13.01 and
13.02 hereof that are recovered on account of any such damage by fire or casualty, and are payable to Landlord pursuant to Section 14.01, above, shall be made available for the payment of the cost of repair, replacing and rebuilding, and as soon as practicable after such damage occurs Landlord shall, using the proceeds provided for by Section 13.01 (and, to the extent applicable, proceeds from insurance policies provided for by Section 13.02) hereof, repair or rebuild the Premises and/or the Building or such portion thereof to its or their condition immediately prior to such occurrence. In no event shall Landlord be obligated to repair or replace Tenant's movable trade fixtures, equipment or personality. In addition, Tenant shall, using the proceeds of the insurance proceeds from policies provided for in Section 13.02 hereof, repair, restore and replace Tenant's movable trade fixtures, personality and equipment in the manner and to the extent Tenant deems advisable. If the aforesaid insurance proceeds under the insurance provided for in Section 13.02 hereof shall be less than the cost of repairing or replacing Tenant's movable trade fixtures, equipment and personality, or other items required to be insured by Tenant pursuant to Section 13.02 hereof, Tenant shall pay the entire excess cost thereof; and if such insurance proceeds shall be greater than the cost of such repair, restoration, replacement or rebuilding, the excess proceeds shall belong to, and be the property of, Tenant.

     Section 14.03. Rent Abatement. In the event of any fire or other casualty or damage to the Premises or the Building pursuant to the provisions of Section 14.02 hereof, then there shall be abated an equitable portion of the Rent during the existence of such damage until such damage has been repaired in its entirety, based upon the portion of the Premises which is rendered reasonably unfit for the conduct of Tenant's business in the ordinary course. Except as may be specifically set forth in this Article XIV, Landlord shall not be liable or obligated to Tenant to any extent whatsoever by reason of any fire or other casualty damage to the Premises, or any damages suffered by Tenant by reason thereof, or the deprivation of Tenant's possession of all or any part of the Premises.

                                   ARTICLE XV

                                  CONDEMNATION

     Section 15.01. Condemnation of Premises or Project. In the event that all or substantially all of the Premises or the Project is taken or condemned by condemnation or conveyance in lieu thereof (such taking, condemnation or conveyance in lieu thereof being hereinafter referred to as "condemnation"), the Term hereof shall cease and this Lease shall terminate on the earlier of the date the condemning authority takes possession or the date title vests in the condemning authority.

     Section 15.02. Partial Taking of Project. In the event any portion of the Project shall be taken by condemnation (whether or not such taking includes any portion of the Premises), which taking in Landlord's reasonable judgment results in a condition where the Project cannot be restored in an economically feasible manner for use substantially as originally designed, then Landlord shall have the right, at Landlord's option, to terminate this Lease, by written notice to Tenant given within thirty (30) days of such taking and then this Lease shall be terminated as of the date of such taking.

     Section 15.03. Partial Taking of Premises. In the event that any portion of the Premises shall be taken by condemnation, which taking in Tenant's reasonable judgment shall materially interfere with Tenant's conduct of its business operations in the Premises, then Tenant may terminate this Lease by written notice to Landlord given within thirty (30) days of such taking and then this Lease shall be terminated as of the date of such taking.

     Section 15.04. Termination. In the event of termination of this Lease pursuant to the provisions of Sections 15.01, 15.02 or 15.03, the Rent shall be apportioned as of the date of such termination; provided, however, that those provisions of this Lease which are designated to cover matters of termination and the period thereafter, or by their very nature covers such matters, shall survive the termination hereof.

     Section 15.05. Condemnation Award. All compensation awarded or paid upon a condemnation of any portion of the Project shall belong to and be the
property of Landlord without participation by Tenant.   Nothing herein shall be
construed, however, to preclude Tenant from prosecuting any claim directly against the condemning authority for loss of business, loss of goodwill, moving expenses, damage to, and cost of removal of, trade fixtures, furniture and other personal property belonging to Tenant; provided, however, that Tenant shall make no claim which shall diminish or adversely affect any award claimed or recovered by Landlord.

                                  ARTICLE XVI

                           ASSIGNMENT AND SUBLETTING

     Section 16.01. Restrictions. Tenant shall not (a) sublet the Premises or any portion thereof, or (b) transfer possession or occupancy of the Premises or any portion thereof, or (c) transfer or assign this Lease or any interest herein, except in accordance with the provisions of this Section 16.01. If Tenant should desire to assign this Lease or sublet the Premises (or any part thereof), Tenant shall give Landlord written notice of the proposed assignment or sublease, specifying (i) the name, current address and business of the proposed assignee or sublessee, (ii) the amount and location of the space within the Premises proposed to be so subleased, (iii) the anticipated effective date and duration of the assignment or subletting, (iv) the proposed rent or other consideration to be paid to Tenant by such assignee or sublessee, and (v) such other information as is reasonably required by Landlord. Landlord shall have a period of fifteen (15) days following receipt of such notice within which to notify Tenant in writing that Landlord elects: (A) to permit Tenant to assign this Lease or sublet such space, provided that Tenant remains unconditionally liable for Tenant's obligations under this Lease; or (B) to refuse to approve Tenant's proposed assignment or sublease, provided that Landlord's approval shall not be unreasonably withheld, conditioned or delayed. Should Landlord fail to respond within such fifteen (15) day period, such request by Tenant shall be deemed to have been approved by Landlord. Tenant shall deliver to Landlord copies of all documents executed in connection with any permitted assignment or sublease, which documents shall be in form reasonably satisfactory to Landlord and which documents shall require such assignee or sublessee to comply with all terms of this Lease on Tenant's part to be performed (other than the payment of Rent, the terms of which shall be governed by the instrument between Tenant and its transferee). No acceptance by Landlord of any rent or any other sum of money from any assignee, sublessee or other category of transferee shall be deemed to constitute Landlord's consent to any assignment, sublease or transfer. In the event Landlord permits Tenant to sublet the Premises or assign this Lease, and the rental rate thereunder exceeds the rental rate hereunder, Tenant shall remit to Landlord as Additional Rent hereunder, as and when Rent hereunder becomes due, fifty percent (50%) of the difference between the amount by which (1) the rent due under the sublease or assignment, exceeds
(2) the Rent due hereunder, increased by the actual expenses Tenant incurs in subleasing the space or assigning the Lease, such expenses to be amortized on a straight-line basis (with interest thereon at eight percent (8%) per annum) over the term of the sublease or the Term hereof (in the event of an assignment of the Lease). Notwithstanding anything to the contrary set forth herein, Tenant shall not be required to obtain Landlord's consent to assign this Lease or to sublet all or any part of the Premises to an Affiliate (hereinafter defined) or to Telecom Ventures. As used herein, the term "Affiliate" shall mean and collectively refer to (i) a corporation, individual or other entity which owns a controlling interest in the voting stock of Tenant (if it is a corporation) or controls the day-to-day decision making of Tenant (the "Parent"); or (ii) a corporation in which either Tenant or its Parent owns a controlling interest in the voting stock of the corporation; or (iii) an Affiliate of the Parent; (iv) a successor or surviving corporation in the event of a merger, takeover or other form of corporate acquisition or reorganization of Tenant, or (v) a corporation or other entity which acquires all or substantially all of the assets of Tenant. In addition, no transfer of the assets or ownership interests of Tenant (including a controlling interest therein) or any other reorganization of Tenant in connection with the issuance of stock, membership shares or other ownership interests of Tenant in the public or private markets shall constitute an assignment or otherwise require the consent of Landlord in connection therewith. In no event shall Tenant be released from its obligations under this Lease upon subletting the Premises or assigning this Lease, regardless of whether Tenant is required to obtain Landlord's consent thereto, unless the sublease or assignment is made to an Affiliate pursuant to clauses (iv) or (v), above, in which event the successor or acquiring entity shall be wholly and primarily liable for the obligations and responsibilities of Tenant under this Lease.

     Section 16.02.  Intentionally Deleted.

     Section 16.03. Assignment by Landlord. In the event of any sale, transfer or other conveyance of Landlord's title to the Project and its interest in the Lease, Landlord herein named (and in case of any subsequent transfers or conveyances, the then grantor) shall be automatically freed and relieved from and after the date of such transfer, assignment or conveyance of all liability as respects the performance of any covenants or obligations on the part of Landlord contained in this Lease to be performed after the date of the transfer and, without further agreement, the transferee of such title or interest shall be deemed to have agreed to observe and perform (and the instrument memorializing the transfer shall expressly state that the transferee agrees to observe and perform) any and all obligations of Landlord hereunder during the transferee's ownership of the Project.

Landlord may sell or transfer its interest in the Project without the consent of Tenant and such transfer or subsequent transfer shall not be deemed a violation on Landlord's part of any of the terms of this Lease.

                                  ARTICLE XVII

                          FINANCING AND SUBORDINATION

     Section 17.01. Subordination. This Lease and all rights of Tenant hereunder are subject and subordinate to all current and future underlying leases, deeds of trust, mortgages or other security instruments covering any portion of the Project or any interest of Landlord therein, as the same may be amended from time to time. Notwithstanding the foregoing, Landlord shall obtain from its current mortgagee a non-disturbance agreement substantially in the form attached hereto as Exhibit H, by which such mortgagee agrees to recognize the Lease and Tenant's interest therein after a foreclosure sale or deed-in-lieu thereof under such mortgage or deed of trust. In addition, Landlord agrees to use commercially reasonable efforts to obtain a non-disturbance agreement from any future mortgagee, by which such mortgagee shall agree to recognize the Lease and Tenant's interest therein after a foreclosure sale or deed-in-lieu thereof under a mortgage or deed of trust. The aforementioned agreements shall be contingent upon Tenant's agreement to attorn to and recognize such mortgagee or any purchaser at any foreclosure sale, their successors or assigns, as the successor-in-interest to Landlord in the event of foreclosure or deed in lieu thereof.

      Section 17.02.  Subordination by Landlord's Mortgagee or Lessor;
      Attornment.

     A. Notwithstanding the generality of the foregoing provisions of Section 17.01, any mortgagee or lessor of Landlord shall have the right at any time to subordinate any such deed of trust or mortgage or underlying lease to this Lease, or to any of the provisions hereof, on such terms and subject to such conditions as such mortgagee or lessor of Landlord may consider appropriate in its reasonable discretion.

     B. At any time, before or after any transfer of Landlord's interest in the Project, Tenant shall, upon request of such transferee ("Successor Landlord"), automatically attorn to and become the Tenant (or if the Premises has been validly subleased, the subtenant) of the Successor Landlord, without change in the terms or other provisions of this Lease (or, in the case of a permitted sublease, without change in this Lease or in the instrument setting forth the terms of such sublease); provided, however, that the Successor Landlord shall not be bound by any payment made by Tenant of Rent for more than one (1) month in advance. This agreement of Tenant to attorn to a Successor Landlord shall survive any foreclosure sale, trustee's sale, conveyance in lieu thereof or termination of any underlying lease.

Tenant shall upon demand at any time, before or after any such foreclosure or termination, execute, acknowledge, and deliver to the Successor Landlord any written instruments evidencing such attornment as such Successor Landlord may reasonably require.

     Section 17.03. Notice to Lender; Cure by Lender. In the event of any default by Landlord hereunder, Tenant shall, prior to taking any action to remedy such default or to cancel this Lease or any other action in connection therewith, send to IDS Life Insurance Company, 733 Marquette Avenue, Minneapolis, MN 55402, ATTN: Real Estate Loan Management, Unit #401 (or to any subsequent lender of which Tenant has received written notice, including the address thereof) (the "Mortgagee"), by certified mail, return receipt requested, a notice specifying the default by Landlord, whereupon such Mortgagee shall have the right, but not the obligation, to cure such default on behalf of Landlord, which cure shall be accepted by Tenant, and such Mortgagee shall be afforded a reasonable period of time to do so (not to exceed thirty
(30) days after receipt of Tenant's noticed), provided that the Mortgagee informs Tenant in writing, within ten (10) days after the Mortgagee's receipt of Tenant's notice, that the Mortgagee intends to attempt to effect such cure. Tenant shall have no right to take any other action as a result of Landlord's default unless and until Tenant complies with the provisions of this paragraph.

                                 ARTICLE XVIII

                               DEFAULT OF TENANT

     Section 18.01. Defaults. The following shall constitute "Defaults" by Tenant under the Lease:

     A. Subject to the terms of the Bankruptcy Code, if Tenant shall (i) make an assignment for the benefit of creditors, (ii) file or acquiesce in a petition in any court (whether or not pursuant to any statute of the United States or of any state) in any bankruptcy, reorganization, composition, extension, arrangement or insolvency proceedings, or (iii) make an application in any such proceedings for or acquiesce in the appointment of a trustee or receiver for it or all or any portion of its property;

     B. Subject to the terms of the Bankruptcy Code, if any petition shall be filed against Tenant (whether or not pursuant to any statute of the United States or any state) in any bankruptcy, reorganization, composition, extension, arrangement or insolvency proceedings and (i) Tenant shall thereafter be adjudicated bankrupt, or (ii) such petition shall be approved by any such court, or (iii) such proceedings shall not be dismissed, discontinued or vacated within ninety (90) days after such petition is filed;

     C. If Tenant shall fail to pay any monthly installment of Base Rent and/or any installment of monthly Additional Rent when the same shall become due and payable, and such failure shall continue for five (5) business days after Landlord gives Tenant written notice of such failure;

     D. If Tenant fails to maintain in force all policies of insurance required by this Lease, and such failure continues for five (5) days after notice by Landlord; or

     E. If Tenant shall fail to perform or observe any other term of this Lease (not hereinbefore specifically referred to) on the part of Tenant to be performed or observed, and such failure shall continue for more than ten (10) business days after written notice from Landlord (except that such ten (10) business day period shall be extended for such additional period of time as may reasonably be necessary to cure such default, if such default, by its nature, cannot be cured within such ten (10) business day period, provided that Tenant commences to cure such default within such ten (10) business day period and is, at all times thereafter, in the process of diligently curing the same and in any event cures such Default prior to the time a failure to cure could cause the Landlord to be subject to prosecution for violation of any law, rule, ordinance or regulation or causes, or could cause a default under any deed of trust, mortgage, underlying lease, tenant lease or other agreement applicable to the Project).

     Section 18.02. Landlord's Remedies. Should a Default occur under this Lease, Landlord may pursue any or all of the following:

     A. Landlord shall have the right, by written notice to Tenant, to declare this Lease terminated and the Term ended, in which event (i) Tenant shall vacate and surrender the Premises; (ii) Tenant shall immediately pay to Landlord the sum of (a) all Rent accrued through the date of termination or recovery of possession by Landlord, whichever is later; plus (b) the difference between the amount of Rent reserved in this Lease for the remainder of the Term discounted to present value, minus the then reasonable rental value of the Premises for the remainder of the Term discounted to present value; and (iii) this Lease shall automatically expire. For purposes of the preceding sentence and Section 18.02.F, below, "present value" shall be calculated using a discount factor equal to the yield of the Treasury Note or Bill, as appropriate, having a maturity period approximately commensurate to the remainder of the Term.

     B. Landlord shall have the right to bring a special proceeding to recover possession of the Premises from Tenant.

     C. Landlord shall have the right, without notice, to reenter the Premises and dispossess, by summary proceedings or other legal process (expressly excluding self-help), Tenant and any other occupant(s) of the Premises, and Tenant shall have no further claim or right hereunder.

     D. Landlord may exercise its rights under Sections 18.02 B or C, above, with or without terminating the Lease, and in no event shall any such exercise be construed as an election to terminate this Lease or operate to release Tenant from any of its obligations for the remainder of the Term of this Lease, or give rise to any claim for trespass.

     E. If Landlord exercises its rights under Sections 18.02 (B) or (C), above, Landlord may (subject to the legal requirements in the Commonwealth for evicting commercial tenants) remove all persons from the Premises, and Landlord may treat all property as abandoned and dispose of same in accordance with
Section 20.02 of this Lease.

     F. If Landlord exercises its rights under Sections 18.02 B or C, above, elects not to terminate the Lease, it may, from time, make such alterations and repairs as reasonable and necessary in order to relet the Premises, and thereafter relet the Premises or any part thereof for such rent and upon such other terms and conditions as Landlord may determine advisable in its sole discretion. Upon each such reletting all rentals and other sums received by Landlord from such reletting shall be applied, first, to the payment of any costs and expenses of such reletting; second, to the payment of any indebtedness other than Rent due hereunder from Tenant to Landlord; third, to the payment of Rent due and unpaid hereunder; and the residue, if any, shall be applied in payment of the current month's Rent. If such rentals and other sums received from such reletting during any month are less than the amounts due pursuant to the foregoing schedule for application of proceeds, Tenant shall pay such deficiency to Landlord; if such rentals and other sums shall be more, Tenant shall receive a credit against future installments of Rent for the excess. Such deficiency shall be calculated and paid monthly. Notwithstanding any such reletting without termination, Landlord may at any time elect to terminate this Lease for such previous breach. Should Landlord at any time terminate this Lease for any breach, in addition to any other remedies it may have, it may recover from Tenant all damages it may incur by reason of such breach, including the cost of recovering the Premises, reasonable attorneys' fees, and the difference between the amount of Rent reserved in this Lease for the remainder of the Term discounted to present value, minus the then reasonable rental value of the Premises for the remainder of the Term discounted to present value, all of which amounts shall be immediately due and payable from Tenant to Landlord. Landlord agrees that it shall use reasonable efforts to attempt to relet the Premises; provided, however, that in no event shall Landlord be required to lease the Premises, or any portion thereof, in preference to other premises owned by Landlord or an affiliate thereof.

     G. Any damage or loss of rent sustained by Landlord may be recovered by Landlord, at Landlord's option, at the time of the reletting or termination, in a single action or in separate actions, from time to time, as said loss of rents or damages shall accrue, or in a single proceeding deferred until the expiration of the Term of Lease (in which event Tenant hereby agrees that the cause of action shall not be deemed to have accrued until the date of expiration of the Term). In case suit shall be brought for recovery of the Premises, for the recovery of Rent, or because of the breach of any other covenant, and a breach shall be established, Tenant shall pay to Landlord all reasonable and customary expenses incurred therefor, including reasonable attorneys' fees.

     H. To the extent permitted by law, Tenant waives notice of re-entry or institution of legal proceedings to that end and any right of redemption, re-entry or repossession including, without limitation, any rights under Va. Code Section 55-247.

     Section 18.03. Waiver of Trial by Jury. Tenant and Landlord each hereby waive all right to trial by jury in any matter arising out of or in any way connected with this Lease.

     Section 18.04. Injunction. In addition to the other remedies provided in this Lease, and anything contained herein to the contrary notwithstanding, Landlord shall be entitled to restraint by injunction of any Default or violation, or attempted or threatened Default or violation, of any of the terms, covenants, conditions or other provisions of this Lease.

     Section 18.05.  Landlord's Right to Perform for Account of Tenant.   If a
Default shall occur hereunder, Landlord shall have the right, sole option, to cure said Default for the account and at the expense of Tenant. Landlord may exercise its right to cure hereunder immediately provided that Landlord shall first provide reasonable notice of its intent to do so. Tenant agrees to pay to Landlord the amount so paid, expended or incurred by Landlord, and any and all expenses of Landlord, including without limitation reasonable attorneys' fees incurred in connection with such default, plus interest thereon at the Interest Rate beginning thirty (30) days after demand by Landlord, and all of the same shall be deemed to be Additional Rent.

     Section 18.06. Additional Remedies and Waivers. With respect to the rights and remedies of, and waivers by, Landlord (i) the rights and remedies of Landlord set forth herein shall be in addition to any other right and remedy now or hereafter available at law or in equity; (ii) all such rights and remedies shall be cumulative and not exclusive of each other; (iii) Landlord may exercise such rights and remedies at such times, in such order, to such extent, and as often as Landlord deems advisable, without regard to whether the exercise of one right or remedy precedes, concurs with or succeeds the exercise of another; (iv) a single or partial exercise of a right or remedy shall not preclude (a) a further exercise thereof, or (b) the exercise of another right or remedy, from time to time; and (v) no waiver of a Default shall be effective unless it is in writing signed by Landlord.

                                  ARTICLE XIX

                               ACCESS BY LANDLORD

Landlord may, during any reasonable time or times, upon twenty-four (24) hours prior notice to Tenant (except in emergencies and/or for routine operation, maintenance and servicing of Building systems performed by the employees of Landlord or Landlord's management company), enter upon the Premises, or any portion thereof, and any appurtenance thereto (with workers and materials, if required) for the purpose of: (i) inspecting the same; (ii) making repairs, replacements or alterations; or (iii) showing the Premises to prospective purchasers or, during the last six (6) months of the Term, to prospective lessees. No such entry by Landlord shall constitute an actual or constructive eviction of Tenant or give rise to any liability to Tenant, provided that Landlord shall use reasonable efforts to minimize any interference with the conduct of Tenant's business.

                                   ARTICLE XX

                            SURRENDER; HOLDING OVER

     Section 20.01. Surrender. Upon the expiration or earlier termination of this Lease, or upon re-entry by Landlord without terminating this Lease pursuant to Article XVIII, above, Tenant shall peacefully vacate and surrender the Premises to Landlord in good order and condition as the same were at the beginning of the Term or may thereafter have been improved by Landlord or Tenant, except for reasonable use and wear thereof and damage to the Premises by fire or other casualty or condemnation, and shall leave it in a broom clean condition. Tenant shall also remove its trade fixtures, furniture and other personal property from the Premises along with any Alterations which Tenant is required to remove pursuant to Section 10.03.

     Section 20.02. Personal Property. If Tenant fails to timely remove its property in accordance with Section 20.01 above, Landlord shall have the right, on the fifth (5th) day after Landlord's delivery of written notice to Tenant, to deem such property abandoned by Tenant. (Notwithstanding Section 18.01 of the Lease, Tenant shall not be entitled to any further notice or cure period.) Landlord may thereafter remove or otherwise deal with the abandoned property in a commercially reasonable manner at Tenant's sole cost and expense, and Landlord shall have no liability to Tenant with respect to such abandoned property. Tenant specifically acknowledges and agrees that in no event shall Landlord be considered a bailee as to such property. Tenant shall and hereby agrees to indemnify Landlord against any claim by a third party for conversion or trespass as to chattels. Notwithstanding anything to the contrary contained herein, this Section 20.02 shall not apply to Tenant's personal property encumbered by a security interest to which Landlord has given its prior written consent.

     Section 20.03. Holding Over. If Tenant shall hold possession of the Premises after the expiration or sooner termination of the Term of this Lease, Landlord shall have the right, at its sole option and discretion, to terminate the nature of Tenant's possession of the Premises after the end of the Term, in accordance with the following provisions:

     A. If Landlord so desires, Tenant shall be deemed to be occupying the Premises as a tenant from month-to-month, at a monthly rental equal to the sum of (i) one hundred twenty-five percent (125%) of the monthly installment of Base Rent payable during the last month of the Term, and (ii) one-twelfth (1/12) of the monthly installments of Tenant's Operating Costs Payment payable during the last month of the Term, subject to all the other conditions, provisions and obligations of this Lease insofar as the same are applicable to a month-to-month tenancy. The parties acknowledge and agree that the increased monthly Base Rent payable by Tenant in the event it remains in the Premises after the Expiration Date shall constitute liquidated damages for the Tenant's holdover and that Tenant shall not be liable to Landlord for any other actual damages, or for any consequential or punitive damages, in connection with any holding over by Tenant.

     B. Unless Landlord notifies Tenant in writing to the contrary prior to the acceptance of Rent from Tenant for the period after the expiration or sooner termination of this Lease, the provisions of paragraph A above shall apply and this Lease shall automatically become a month-to-month Lease, and Tenant's possession hereunder a month-to-month tenancy, without notice from Landlord.

     Section 20.04. Survival. The terms of this Article XX shall survive the expiration or earlier termination of this Lease.

                                  ARTICLE XXI

                                    NOTICES

All notices, consents, demands, requests, documents, or other communications (other than payment of Rent) required or permitted hereunder (collectively, "notices") shall be deemed given, whether actually received or not, when dispatched for hand delivery or delivery by air express courier (with signed receipts) to the other party or on the third business day after deposit in the United States Mail, postage prepaid, certified or registered, return receipt requested, except for notice of change of address which shall be deemed given only upon actual receipt. The addresses of the parties for notices shall be those set forth in the Basic Lease Information, or any such other addresses subsequently specified by each party in notices given pursuant to this Article.

                                  ARTICLE XXII

                           ENVIRONMENTAL REQUIREMENTS

     A. Landlord represents and warrants to Tenant that, except as otherwise set forth in this Article XXII, to Landlord's actual knowledge, there are no Hazardous Materials (hereinafter defined) on, in, under or around the Building or the Land. Landlord shall not cause or permit the presence, storage, treatment, generation, escape, disposal or release of any Hazardous Materials into or on the Project in violation of the Legal Requirements or the Environmental Laws (hereinafter defined), nor allow to be brought into the Building or onto the Land any such materials or substances except for those used in normal quantities in the ordinary course of operating a first-class office building. Landlord shall indemnify Tenant for (i) any damages incurred by Tenant as a result of a Release (hereinafter defined) or the presence of any Hazardous Materials on, in, under or around the Project caused by Landlord, its agents, employees or contractors; (ii) the cost of any environmental investigation or remediation incurred by Tenant for a Release or the presence of any Hazardous Material affecting the Project which was not caused by Tenant, its agents, employees, contractors, licensees or invitees (except for the Release of asbestos, the responsibility for which is set forth in clause (iii) below), and (iii) any damages incurred by Tenant as a result of a Release of asbestos existing in the Building as of the Commencement Date, unless the Release was caused by the negligence of Tenant, its agents, employees, contractors, licensees or invitees, including the negligent failure to comply with the then-current requirements of the O & M Plan (hereinafter defined); provided, however, that Landlord shall have none of the foregoing indemnity obligations to Tenant unless Tenant shall deliver notice to Landlord of a claim with respect there to (which notice shall include supporting documentation regarding the nature of the violation) on or before the date which is eighteen
(18) months after the date of the expiration of the Term.

     B. Tenant, its agents, employees, contractors, licensees or invitees, shall not (i) cause or permit any Hazardous Materials to be brought upon, stored, used or disposed on, in or about the Premises or elsewhere on the Project, or (ii) knowingly permit the release, discharge, spill or emission of any Hazardous Material from the Premises or elsewhere on the Project. Notwithstanding the foregoing, Tenant shall have the right to use, in accordance with applicable laws, those materials that are customarily used in the normal course of Tenant's business activities associated with the uses permitted under this Lease.

     C. Any Hazardous Materials permitted by subparagraph B, above, all containers therefor, and all materials that have been contaminated by Hazardous Materials shall be used, kept, stored and disposed of by Tenant in a manner that shall in all respects comply with all applicable federal, state and local laws, ordinances, regulations and standards.

     D. Tenant hereby agrees that it is and shall be responsible for all costs, expenses, damages or liabilities (including, but not limited to those incurred by Landlord and/of its mortgagee) which may occur from the use, storage, disposal, Release, spill, discharge or emissions of Hazardous Materials by Tenant, its agents, employees, contractors, licensees or invitees (except that, with regard to a Release of asbestos, the responsibility shall be as set forth in subparagraph A, clause (iii), above), whether or not the same may be permitted by this Lease. Tenant shall defend, indemnify and hold harmless Landlord, its mortgagee and its agents, from and against any claims, demands, administrative orders, judicial orders, penalties, fines, liabilities, settlements, damages, costs or expenses (including without limitation reasonable attorneys' and consultants' fees, court costs and litigation expenses) of whatever kind or nature, known or unknown, contingent or otherwise, arising out of or in any way related to the use, storage, disposal, Release, discharge, spill or emission of any Hazardous Material by Tenant, its agents, employees, contractors, licensees or invitees. The provisions of this
Article XXII shall be in addition to any other obligations and liabilities Tenant may have to Landlord at law or in equity, and shall survive the transactions contemplated herein or any termination of this Lease.

     E. As used in this Lease, the term "Hazardous Materials" shall include, without limitation:

     (1) Those substances included within the definitions of "hazardous substances," "hazardous materials," "toxic substances," or "solid waste" in the Comprehensive Environmental Response Compensation and Liability Act of 1980 (42 U.S.C. Section 9601 et seq.) ("CERCLA"), as amended by Superfund Amendments and Reauthorization Act of 1986 ("SARA"), the Resource Conservation and Recovery Act of 1976 ("RCRA"), and the Hazardous Materials Transportation Act, and in the regulations promulgated pursuant to said laws, all as amended;

     (2) Those substances listed in the United States Department of Transportation Table (49 CFR 172.101 and amendments thereto) or by the Environmental Protection Agency (of any successor agency) as hazardous substances (40 CFR Part 302 and amendments thereto);

     (3) Any material, waste or substance which is (a) petroleum, (b) asbestos,
(c) polychlorinated biphenyl, (d) designated as a "hazardous substance" pursuant to Section 311 of the Clean Water Act, 33 U.S.C. Section 1251 et seq. (33 U.S.C. Section 1321) or listed pursuant to Section of the Clean Water Act (33 U.S.C. Section 1317); (e) flammable explosives; or (f) radioactive materials;

     (4) Those substances regulated pursuant to or identified in the Virginia Pesticide Law; Air Pollution Control Board; Virginia Waste Management Act; Environmental Health Service; Transportation of Hazardous Radioactive Materials; Virginia Hazardous Materials Emergency Response Program; State

Water Control Law; The Groundwater Act of 1973; and Miscellaneous Offenses; and in the regulations promulgated pursuant to said laws, all as amended.

     F. All federal, state or local environmental laws, statutes, regulations, rules, ordinances, codes, standards, orders, licenses and permits of any governmental authority, including those identified in subparagraph (E), above, or issued or promulgated thereunder, shall be referred to as the "Environmental Laws."

     G. In the event Tenant becomes aware of a Release, threat of a Release or the presence of any Hazardous Material affecting the Premises or surrounding areas, caused by Tenant, its agents, employees, contractors, licensees or invitees, Tenant shall immediately notify Landlord in writing thereof, and shall immediately take all measures necessary to contain, remove from the Project, and legally dispose of, all such materials present, released or contaminated by the Release, and shall remedy and mitigate all threats to public health or the environment relating to such presence or Release, or threat thereof. If Tenant shall fail to take the measures described above, or shall fail to comply with any of the requirements of any Environmental Laws relating to the presence or Release of a Hazardous Material caused by Tenant, its agents, employees, contractors, licensees or invitees, Landlord may give such notice and/or cause such work to be performed at the Premises or surrounding areas, and/or take any and all other actions as Landlord shall reasonably deem necessary to restore the Premises or surrounding areas to the condition in which they existed as of the Effective Date. Such actions by Landlord shall not affect Tenant's obligations under this Lease. For purposes hereof, the term "Release" shall have the meaning set forth in Section 101(22) of CERCLA.

     H. Tenant acknowledges that Landlord has informed Tenant that the Building contains asbestos, which is subject to an operations and maintenance program ("O & M Plan"). Landlord agrees to provide to Tenant, throughout the Term, the then-current version of the O & M Plan, and Tenant agrees to abide by the terms thereof. If, under the terms of the O & M Plan, or as otherwise advised or directed by Landlord's environmental consultant, the construction or installation of a Tenant Improvement or Alteration necessitates certain actions to prevent the Release of asbestos or to remediate any such Release (unless such Release is caused by Tenant's negligence), the cost thereof shall be borne by Landlord. Landlord represents that, for purposes of this paragraph H, Landlord's environmental consultant is currently Dames & Moore. If during the Term Landlord desires to select a new environmental consultant for purposes of this paragraph, Landlord shall select a consultant acceptable to Tenant, in Tenant's reasonable discretion.

                                 ARTICLE XXIII

                                 MISCELLANEOUS

     Section 23.01. Professional Fees. To the extent permitted by law, in any action or proceeding brought by either party against the other under this Lease, the "prevailing party" shall be entitled to recover from the other party its actual reasonable professional fees such as appraisers', accountants' and attorneys' fees, and court costs incurred by the prevailing party in such action or proceeding.

     Section 23.02. No Partnership. Nothing contained herein shall be deemed or construed as creating the relationship of principal and agent, partnership, joint venture or any other relationship between the parties hereto except landlord and tenant.

     Section 23.03. Brokerage. Landlord and Tenant each warrant and represent to the other that there was no broker or agent on Landlord's or Tenant's behalf instrumental in consummating this Lease, other than the Brokers identified in Section 1.01.N, above, and WEST*GROUP, Inc., whose commissions shall be paid in full by Landlord in accordance with separate agreements, and that no conversations or prior negotiations were had by Landlord or Tenant with any broker or agent (other than the Brokers and WEST*GROUP, Inc.) on Landlord's or Tenant's behalf concerning the renting of the Premises. Landlord and Tenant each agree to indemnify and hold the other harmless against any claims for brokerage or other commissions arising by reason of a breach by Landlord or Tenant of the aforesaid representation and warranty.

     Section 23.04.  Interpretation.

     A. Every term, condition, agreement or provision contained in this Lease that imposes an obligation on Landlord or Tenant shall be deemed to be also a covenant by Landlord or Tenant, as the case may be.

     B. Wherever it is provided herein that a party "may" perform an act or do anything, it shall be construed that that party may, but shall not be obligated to, so perform or so do such act or thing.

     C. This Lease may be executed in several counterparts and the counterparts shall constitute but one and the same instrument.

     D. Any party may act under this Lease by its attorney or agent appointed by an instrument executed by such party.

     E. Wherever a requirement is imposed on any party hereto, it shall be deemed that such party shall be required to perform such requirement at its sole cost and expense unless it is specifically otherwise provided herein.

     F. Any restriction on or requirement imposed upon Tenant hereunder shall be deemed to extend to Tenant's sublessees and assignees, and it shall be Tenant's obligation to cause the foregoing persons to comply with such restriction or requirement.

     G. The words "re-enter" and "re-entry" as used herein shall not be restricted to their technical legal meaning.

     Section 23.05. Recording. Neither this Lease nor any memorandum hereof may be recorded among the land records of the jurisdiction in which the Project is located without the express written consent of Landlord, which consent may be granted or withheld in Landlord's sole and absolute discretion.

     Section 23.06. Severability. Every agreement contained in this Lease is, and shall be construed as, a separate and independent agreement. If any term of this Lease or the application thereof to any person or circumstance shall be invalid or unenforceable, the remaining agreements contained in this Lease shall not be affected.

     Section 23.07. Non-Merger. There shall be no merger of this Lease with any underlying leasehold interest or the fee estate in the Project or any part thereof by reason of the fact that the same person may acquire or hold, directly or indirectly, this Lease or any interests in this Lease as well as any underlying leasehold interest or fee estate in the Project or any interest in such fee estate.

     Section 23.08. Landlord's Liability. Anything contained in this Lease to the contrary notwithstanding, Tenant agrees that Tenant shall look solely to the estate and property of Landlord in the Project for the collection of any judgment or other judicial process requiring the payment of money by Landlord for any default or breach by Landlord under this Lease, subject, however, to the prior rights of any mortgagee of the Project. Landlord's estate and property in the Project shall expressly include (i) the Project; (ii) all rents and profits from the Project; (iii) all insurance and condemnation proceeds from the Project; (iv) all proceeds of any sale of the Project; and (v) all proceeds of any financing or refinancing of the Project. No other assets of Landlord or any partners, shareholders, or other principals of Landlord shall be subject to levy, execution or other judicial process for the satisfaction of Tenant's claim.

     Section 23.09. Force Majeure. Whenever a period of time is herein prescribed for action to be taken by Landlord or Tenant (other than payment of Rent), there shall be excluded from the computation for any such period of time any delays due to strikes, riots, war, acts of God, shortages of labor or materials, acts or decrees by a governmental authority (such as a moratorium) which prevent such party from acting, or any other similar type of cause or event beyond the reasonable control of such party.

     Section 23.10. Headings. The article headings contained in this Lease are for convenience only and shall not enlarge or limit the scope or meaning of the various and several articles hereof. Words in the singular number shall be held to include the plural, unless the context otherwise requires.

     Section 23.11. Successors and Assigns. If there be more than one Tenant, the obligations hereunder imposed upon Tenant shall be joint and several, and all agreements and covenants herein contained shall be binding upon the respective heirs, personal representatives, and successors and assigns of the parties hereto. Notwithstanding the foregoing, nothing contained in this Section 23.11 shall be deemed to override Article XVI.

     Section 23.12. Entire Agreement; Amendments. This Lease, and the Exhibits and Riders attached hereto and made a part hereof, set forth the entire agreement between the parties. No amendment or modification of this Lease shall be binding or valid unless expressed in a writing executed by both parties hereto.

     Section 23.13. Governing Law. This Lease shall be governed by and construed under the laws of the Commonwealth, without reference to its conflicts of laws principles. Landlord and Tenant hereby consent to jurisdiction in the Circuit Court for Fairfax County, Virginia if any suit is brought relating to this Lease. Should any provision of this Lease require judicial interpretation, Landlord and Tenant hereby agree and stipulate that the court interpreting or considering same shall not apply the presumption that the terms hereof shall be more strictly construed against a party by reason of any rule or conclusion that a document should be construed more strictly against the party who itself or through its agents prepared the same, it being agreed that all parties hereto have participated in the preparation of this Lease and that each party had full opportunity to consult legal counsel of its choice before the execution of this Lease.

     Section 23.14.   Time of Essence.  Time is of the essence in this Lease.

     Section 23.15. Acceptance by Landlord. The submission of this Lease to Tenant shall not be construed as an offer and Tenant shall not have any rights with respect thereto unless and until Landlord executes a copy of this Lease and delivers the same to Tenant.

     Section 23.16. Estoppel Certificates. Tenant shall, from time to time, within ten (10) business days after request from Landlord, or from any mortgagee or beneficiary of any deed of trust of Landlord (a "mortgagee") or lessor of Landlord, or entity which may be a prospective purchaser of the Project, execute, acknowledge and deliver in recordable form a certificate certifying, to the extent true and to Tenant's actual knowledge, that this Lease is in full force and effect and unmodified (or, if there have been modifications, that the same is in full force and effect as modified and stating the modifications); that the Term has commenced and the full amount of Rent then accruing hereunder; the dates to which the Rent has been paid; that Tenant has accepted possession of the Premises and that any improvements required by the terms of this Lease to be made by Landlord have been completed to the satisfaction of Tenant; the amount, if any, that Tenant has paid to Landlord as a Security Deposit; that no Rent under this Lease has been paid more than thirty (30) days in advance of its due date; that the address for notices to be sent to Tenant is as set forth in this Lease (or has been changed by notice duly given and is as set forth in the certificate); that Tenant, as of the date of such certificate, has no charge, lien, or claim of offset under this Lease or otherwise against Rent or other charges due or to become due hereunder; that, to the knowledge of Tenant, Landlord is not then in default under the terms of this Lease (or if Landlord is in default, specifying such default); and such other matters as may be reasonably requested by Landlord or any mortgagee, lessor or prospective purchaser of Landlord. Any such certificate may be relied upon by Landlord, or any mortgagee, less or prospective purchaser of Landlord.

     Section 23.17. Waiver of Redemption. Tenant hereby expressly waives (to the extent legally permissible), for itself and all persons claiming by, through, or under it, any right of redemption or for the restoration of the operation of this Lease under any present or future law, including, without limitation, as provided in Va. Code Section 55-247, in case Tenant shall ever be in default hereunder or shall be dispossessed for any cause, or in case Landlord shall obtain possession of the Premises as herein provided. Notwithstanding anything to the contrary in the Lease, the Premises shall not be used in whole or in part for residential purposes, and shall not be redeemable under any provision of law now or hereafter in effect.

     Section 23.18. Authority of Parties. If either party signs as a corporation, execution hereof shall constitute a representation and warranty by such party that it is a duly organized and existing corporation, that it has been and is qualified to do business in the Commonwealth and in good standing with the Commonwealth, that the corporation has full right and authority to enter into this Lease, and that all persons signing on behalf of the corporation were authorized to do so by appropriate corporate action. If either party signs as a partnership, trust, or other legal entity, execution hereof shall constitute a representation and warranty by such party that it has complied with all applicable laws, rules and governmental regulations relative to it has right to do business in the Commonwealth, that such entity has the full right and authority to enter into this Lease, and that all persons signing on behalf of such party were authorized to do so by any and all necessary or appropriate partnership, trust or other actions.

     Section 23.19. Consequential or Punitive Damages. Notwithstanding any other provision in this Lease to the contrary, neither party shall be liable to the other for consequential or punitive damages, and each party hereby waives all claims against the other for such damages.

     Section 23.20. ERISA Covenant. Tenant represents and warrants to Landlord, and IDS Life Insurance Company, its successors and assigns, that to the best of Tenant's current actual knowledge, Tenant is not a pension plan, employee benefit fund or government plan subject to regulation as such by any Federal or state laws, rules, regulations or orders, and specifically that, to the best of Tenant's current actual knowledge: (i) Tenant is not a pension fund, employee benefit plan or other fund subject to the provisions of the Employee Retirement Income Security Act of 1974, as amended ("ERISA"), (ii) Tenant is not a "government plan" as defined in Section 3(32) of ERISA, (iii) Tenant is not a "party in interest" (as defined in ERISA) with respect to any of the above (other than as an employer of employees who are covered by a pension fund, employee benefit plan or other fund subject to the provisions of ERISA), (iv) no source of Tenant's funds constitutes "plan assets" as defined in ERISA and within the meaning of 29 C.F.R. Section 2510.3- 101, or assets of any government plan within the meaning of Section 3(32) of ERISA, and (v) Tenant is not a "party in interest" with respect to IDS Life Insurance Company. Tenant covenants that it will not intentionally discontinue the status described herein during the Term, except as may be consented to by Landlord from time to time, in Landlord's sole and absolute discretion, and that Tenant will re-certify the foregoing to Landlord within ten (10) days after Landlord's written request.

                                    LANDLORD:

                                    WEST*PARK ASSOCIATES LIMITED
                                    PARTNERSHIP



                                    By:  Eagle Management Corporation,
                                         General Partner


                                    By:  /s/ G.T.  HALPIN
                                         -----------------------------
                                         G.T.  Halpin, President



                                    TENANT:

                                    LCC, L.L.C.


                                    By:  /s/ RICHARD HOZIK
                                         -----------------------------
                                         Richard Hozik,
                                         Sr. Vice President and Chief
                                         Financial Officer

                                   EXHIBIT A

                             FLOOR PLAN OF PREMISES

                               TABLE OF CONTENTS


                                                         Page
                                                         ----

ARTICLE I      BASIC LEASE INFORMATION AND DEFINITIONS ..  1
ARTICLE II     PREMISES AND QUIET ENJOYMENT .............  3
ARTICLE III    PARKING ..................................  4
ARTICLE IV     IMPROVEMENTS .............................  5
ARTICLE V      COMMENCEMENT DATE; DELIVERY OF POSSESSION   5
ARTICLE VI     RENT .....................................  6
ARTICLE VII    DEPOSIT ..................................  7
ARTICLE VIII   SERVICES AND UTILITIES BY LANDLORD .......  8
ARTICLE IX     OPERATING COSTS ..........................  12
ARTICLE X      ALTERATIONS ..............................  18
ARTICLE XI     REPAIRS ..................................  20
ARTICLE XII    CONDUCT OF BUSINESS BY TENANT ............  21
ARTICLE XIII   INSURANCE AND INDEMNITY ..................  23
ARTICLE XIV    DESTRUCTION OF PREMISES ..................  27
ARTICLE XV     CONDEMNATION .............................  28
ARTICLE XVI    ASSIGNMENT AND SUBLETTING ................  29
ARTICLE XVII   FINANCING AND SUBORDINATION ..............  31
ARTICLE XVIII  DEFAULT OF TENANT ........................  32
ARTICLE XIX    ACCESS BY LANDLORD .......................  36
ARTICLE XX     SURRENDER; HOLDING OVER ..................  36
ARTICLE XXI    NOTICES ..................................  37

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


ARTICLE XXII   ENVIRONMENTAL REQUIREMENTS ...............  38
ARTICLE XXIII  MISCELLANEOUS ............................  41

EXHIBITS
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EXHIBIT A      FLOOR PLAN OF PREMISES ...................  Attached
EXHIBIT B      LAND .....................................  Attached
EXHIBIT C      FORM OF COMMENCEMENT NOTICE ..............  Attached
EXHIBIT D      RULES AND REGULATIONS ....................  Attached
EXHIBIT E      WORK AGREEMENT ...........................  Attached
EXHIBIT F      CLEANING SPECIFICATIONS ..................  Attached
EXHIBIT G      HVAC SPECIFICATIONS ......................  Attached
EXHIBIT H      FORM OF NON-DISTURBANCE AGREEMENT ........  Attached

RIDERS
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RIDER NO. 1    RENEWAL OPTIONS ..........................  Attached
RIDER NO. 2    EXPANSION SPACE ..........................  Attached




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